UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Western Alliance Bancorporation

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2015

To the Stockholders of Western Alliance Bancorporation:

The Annual Meeting of Stockholders (“Annual Meeting”) of Western Alliance Bancorporation (“Company”) will be held at the Company’s headquarters at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004 on Tuesday, May 19, 2015, at 8:00 a.m., local time, for the following purposes:

1.	To elect five directors to the Board of Directors for a one-year term (unless Proposal No. 2 does not pass, in which case the term will be three years) (“Proposal No. 1” or “Election of Directors”);

2.	To approve amendments to the Company’s Certificate of Incorporation to declassify the Board, to provide for the annual election of all directors and the removal of directors without cause (“Proposal No. 2” or “Declassification of Board of Directors”);

3.	To approve amendments to the Company’s Certificate of Incorporation to provide stockholders holding, collectively, no less than 40% of issued and outstanding shares of the Company’s common stock the right to call a special meeting of stockholders (“Proposal No. 3” or “Stockholder Meetings”);

4.	To approve, on a non-binding advisory basis, executive compensation (“Proposal No. 4” or “Say-on-Pay”);

5.	To ratify the appointment of McGladrey LLP as the Company’s independent auditor (“Proposal No. 5” or “Ratification of Auditor”); and

6.	To transact such other business as may properly come before the stockholders at the Annual Meeting.

Only stockholders of record at the close of business on April 1, 2015, will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the offices of the Company for a period of ten days prior to the Annual Meeting until the close of such meeting.

Your vote is important. Even if you plan to attend the Annual Meeting in person, please vote your shares of the Company’s common stock in one of these ways: (1) use the toll-free telephone number shown on the proxy card; (2) visit the website listed on the proxy card; or (3) mark, sign, date and promptly return the proxy card to the address provided. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

By order of the Board of Directors,

Randall S. Theisen

Secretary

Phoenix, Arizona

April [    ], 2015

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 19, 2015: This proxy statement, along with our annual report on Form 10-K for the fiscal year ended December 31, 2014, are available free of charge online at www.proxyvote.com.

PROXY STATEMENT

WESTERN ALLIANCE BANCORPORATION

One E. Washington Street, Suite 1400

Phoenix, Arizona 85004

GENERAL INFORMATION

This proxy statement is being provided to stockholders of Western Alliance Bancorporation (“Company”) for solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Company’s headquarters at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, at 8:00 a.m., local time, on Tuesday, May 19, 2015 and any and all adjournments thereof. This proxy statement, the Company’s annual report on Form 10-K, and the proxy card will be mailed to stockholders on or about April [    ], 2015. The Company will pay all expenses incurred in this solicitation. The Company is soliciting proxies by mail, over the internet and by telephone, and the Company’s directors, officers and employees may solicit proxies on behalf of the Company without additional compensation. In addition, the Company has retained Morrow & Co., LLC of 470 West Ave. Stamford, Connecticut 06902, to assist in the solicitation of proxies for a fee of $9,000 plus disbursements based on out-of-pocket expenses, telecommunicators, directory assistance and related telephone expenses. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to the beneficial owners of shares held in their names. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

Your proxy is being solicited by the Board of Directors of the Company. Your proxy will be voted as you direct; however, if no instructions are given on an executed and returned proxy, it will be voted FOR the election of the five Class I director nominees for a one year term, unless Proposal No. 2 does not pass, in which case whose terms will expire at the 2018 annual meeting, and FOR the other proposals described in this proxy statement.

If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The Company is required to file an annual report on Form 10-K for its 2014 fiscal year with the Securities and Exchange Commission (“SEC”). Stockholders may obtain, free of charge, a copy of our annual report on Form 10-K by visiting www.proxyvote.com or www.westernalliancebancorp.com, or by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

VOTING RIGHTS

Only stockholders of record at the close of business on April 1, 2015 (“Record Date”) are entitled to vote at the Annual Meeting and any adjournments thereof. On the Record Date, there were [                    ] shares of common stock outstanding and eligible to be voted at the Annual Meeting. Each holder of common stock shall have one vote for each share of common stock of the Company in the holder’s name on the Record Date.

The accompanying proxy card is for use at the Annual Meeting if a stockholder does not attend the Annual Meeting in person or will attend the Annual Meeting but wishes to vote by proxy. Proxies may be granted by completing a form over the internet, using a toll-free telephone number, or completing the proxy card and mailing it in the postage-paid envelope provided. Stockholders who provide their proxy over the internet may incur costs, such as telephone and internet access charges, for which the stockholder is responsible. Eligible stockholders of record will not be able to provide their proxy through the internet or over the telephone after 11:59 p.m. Eastern Time on May 18, 2015. After such time, stockholders of record will only be able to vote by attending the Annual Meeting and voting in person. Specific instructions to be followed by any stockholder interested in providing a proxy via the internet or telephone are shown on the enclosed proxy card. The internet and telephone procedures are designed to authenticate the stockholder’s identity and to allow stockholders to direct the holders of their proxies to vote their shares as instructed and confirm that their instructions have been properly recorded.

A proxy may be revoked at any time before the shares represented by it are voted at the Annual Meeting by delivering to the Corporate Secretary of the Company a written revocation or a duly executed proxy bearing a later date (including a proxy given over the internet or by telephone), or by voting in person at the Annual Meeting. Attendance at the Annual Meeting without voting will not revoke a previously provided proxy.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (“record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct.

If you do not give instructions, whether the broker can vote your shares depends on whether the proposal is considered “routine” or “non-routine” under New York Stock Exchange (“NYSE”) rules. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide instructions. The Ratification of Auditor is the only proposal set forth in this proxy statement that is considered routine.

For each of the proposals to be considered at the Annual Meeting, abstentions and broker non-votes will have the following effect:

Proposal No. 1 – Election of Directors. Broker non-votes and abstentions will have no effect on this proposal.

Proposal No. 2 – Declassification of Board of Directors. Broker non-votes and abstentions will have the same effect as votes against this proposal.

Proposal No. 3 – Stockholder Meetings. Broker non-votes and abstentions will have the same effect as votes against the proposal.

Proposal No. 4 – Advisory (Non-Binding) Vote on Executive Compensation. Broker non-votes will have no effect on this proposal. Abstentions will have the same effect as votes against the proposal.

Proposal No. 5 – Ratification of Auditor. Abstentions will have the same effect as votes against this proposal.

If your shares are held in the name of a bank or broker, your ability to provide a proxy over the internet or via the telephone will depend on the processes of your bank or broker. Therefore, we recommend that you follow the instructions on the form you receive.

Quorum and Summary of Proposals

The presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote, for purposes of determining the presence of a quorum at the Annual Meeting. Our Board of Directors has recommended you vote “FOR” the director-nominees and the other proposals set forth in this proxy statement.

Proposal No. 1 – Election of Directors.

A nominee will be elected if the votes cast for the nominee’s election exceed the votes cast against such nominee’s election. There is no cumulative voting in the election of directors.

Proposal No. 2 – Proposal to Declassify Board of Directors, to Provide for the Annual Election of Directors, and the Removal of Directors without Cause.

The proposal to amend the Company’s Certificate of Incorporation to declassify the Board, to provide for the annual election of directors and the removal of directors without cause must be approved by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors, voting together as a single class.

Proposal No. 3 – Stockholder Meetings.

The proposal to amend the Company’s Certificate of Incorporation to allow special meetings of stockholders to be called at any time and for any purpose by any stockholder or stockholders holding an aggregate of at least 40% of the issued and outstanding shares of the Company’s capital stock must be approved by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors, voting together as a single class.

Proposal No. 4 – Advisory (Non-Binding) Vote on Executive Compensation.

The advisory vote will be approved if a majority in voting power of the shares present in person or represented by proxy and entitled to vote cast their votes for the proposal. Because the vote is advisory, neither the Company nor the Board of Directors will be bound to take action based upon the outcome. However, the Compensation Committee and Board of Directors will consider the outcome of the vote when considering future executive compensation arrangements.

Proposal No. 5 – Ratification of Auditor.

The proposal to ratify the appointment of McGladrey LLP as the Company’s independent auditor will be approved if a majority in voting power of the shares present in person or represented by proxy and entitled to vote cast their votes for the proposal. If the appointment is not approved by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2015 will stand, unless the Audit Committee finds other good reason for making a change.

The management and Board of Directors of the Company know of no other matters to be brought before the meeting. If other matters are properly presented to the stockholders for action at the meeting or any adjournments or postponements thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the shares of common stock represented by such proxy are entitled to vote.

Shares in the Company 401(k) Plan

If you hold shares in the Western Alliance Bancorporation 401(k) Plan (the “401(k) Plan”), you may instruct the plan trustee on how to vote your shares in the 401(k) Plan by mail, by telephone or over the internet as described above. You may vote or provide instructions with respect to all of the shares of our common stock allocated to your account on the Record Date.

In addition, your vote or instructions will also apply pro rata, along with the votes or instructions of other participants in the 401(k) Plan who return voting instructions to the trustee, to all shares held in the 401(k) Plan for which voting directions are not received. These undirected shares may include shares credited to the accounts of participants who do not return their voting instructions and shares held in the

401(k) Plan that were not credited to individual participants’ accounts as of the Record Date. The trustee will automatically apply your voting preference to the undirected shares proportionately with all other participants who provide voting directions.

CORPORATE GOVERNANCE

The Board of Directors is responsible for ensuring effective governance over the Company’s affairs. The Company has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics. These documents are available in the Governance Documents section of the Investor Relations page of the Company’s website at www.westernalliancebancorp.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

Board Leadership Structure

In accordance with the Company’s Bylaws, as amended (“Bylaws”), the Chairman of the Board is a discretionary position whose sole stated duty is to preside at meetings of the Board of Directors and meetings of stockholders, as well as to perform such other duties as assigned to him by the Board of Directors. The Chief Executive Officer (“CEO”) is required to be a member of the Board of Directors, subject to the direction of the Board of Directors, and has general supervision, direction and control of the business and officers of the Company. The positions of Chairman and CEO may be held by the same person or may be held by two people. The Board does not have a definitive policy on whether the role of the Chairman and the CEO should be separate.

The Company has a Lead Independent Director, who is selected by the non-management directors, because the Board believes the position can contribute to improved corporate performance in the following ways: (1) supporting effective communication and building a productive relationship between the CEO and other members of executive management and the Board; (2) leading the process for improving Board performance; and (3) assisting in a crisis. In addition to the duties of all directors, the specific responsibilities of the Company’s Lead Independent Director are as follows:

•	Assist the Chairman/CEO with setting the Board agenda and schedules;

•	Preside at meetings in the absence of the Chairman/CEO;

•	Lead the Board in evaluating the Chairman/CEO;

•	Call for meetings of the independent and/or non-management directors as necessary, set the agenda and preside at such meetings;

•	Provide feedback to the CEO and management team on issues of interest or concern to the Directors, including ensuring the Board has the information it has requested;

•	Work with the Governance Committee regarding committee assignments, succession planning and Board candidates;

•	Work with the Governance Committee to lead the Board and individual directors through an annual evaluation process;

•	Assist new Board members and provide counsel needed to enable them to become active and productive contributors;

•	Facilitate outside director action in a crisis;

•	Stay informed about Company activities, strategies, performance and provide counsel and feedback to the Chairman/CEO;

•	Lead the Board to achieve consensus in its deliberations while reaching timely decisions;

•	Lead the Board process to ensure focus on strategic issues rather than minutiae; and

•	If requested, communicate directly with stockholders.

After careful consideration, the Nominating and Corporate Governance Committee (“Governance Committee”) continues to believe that the Company’s current Board structure combining the CEO and Chairman of the Board positions and utilizing a Lead Independent Director is the most appropriate leadership structure for the Company and its stockholders. The Governance Committee based its determination on a number of reasons, the most significant of which include the following:

•	As noted above, the Chairman has no specific duties under the Company’s Bylaws, and therefore a combined Chairman and CEO role does not result in any consolidation of function or authority. On the other hand, the combined role allows for more productive meetings. The CEO is the individual selected by the Board of Directors to manage the Company on a day to day basis, and his direct involvement in the Company’s operations makes him best positioned to lead productive Board strategic planning sessions and determine the time allocated to each agenda item in discussions of the Company’s short- and long-term objectives.

•	Our Board structure provides strong oversight by independent directors and in addition a majority of our operations are subject to extensive regulation. Our Lead Independent Director’s responsibilities include leading independent and non-management sessions of the Board of Directors during which our directors meet without management. These sessions allow the Board of Directors to review key decisions and discuss matters in a manner that is independent of the CEO and, where necessary, critical of the CEO and senior management. In addition, each of the Board’s standing committees, with the exception of the Finance and Investment Committee, is chaired by an independent director.

Director Selection Process

One of the primary responsibilities of the Governance Committee is to assist the Board of Directors in identifying, and reviewing the qualifications of, prospective directors of the Company. The Board of Directors and the Governance Committee periodically review the appropriate size of the Board. In considering candidates for the Board of Directors, the Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Governance Committee-recommended nominee.

The Governance Committee is guided by the following basic selection criteria for all nominees:

•	The director’s/potential director’s character and integrity, experience and understanding of strategy and policy-setting, reputation for working constructively with others and sufficient time to devote to Board matters;

•	The director’s/potential director’s educational, business, non-profit or professional acumen and experience;

•	Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background, perspective and experience, including with respect to age, gender, race, place of residence and specialized experience;

•	Whether the director/potential director meets the independence requirements of the SEC and listing standards of the NYSE;

•	Whether the director/potential director has the financial acumen or other professional, educational or business experience relevant to an understanding of the Company’s business, such as experience in a regulated industry or a publicly held company;

•	Whether the director/potential director would be considered a “financial expert” or “financially literate” as defined in the listing standards of the NYSE or applicable law;

•	Whether the director/potential director, by virtue of particular technical expertise, experience or specialized skill relevant to the Company’s current or future business, will add specific value as a Board member; and

•	Whether the director/potential director possesses a willingness to challenge and stimulate management and the ability to work as part of a team in highly regulated environment.

The Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In addition to the criteria set forth above, the Governance Committee considers how the skills and attributes of each individual candidate or incumbent director work together to create a board that is collegial, engaged and effective in performing its duties. Moreover, the Governance Committee believes that the background and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Governance Committee will consider nominees for directors recommended by stockholders. A stockholder wishing to recommend a director candidate for consideration by the Committee should send such recommendation to the Company’s Corporate Secretary at the address shown on the cover page of this proxy statement, who will then forward it to the Governance Committee. Any such recommendation should include the following minimum information for each director nominee: full name, address and telephone number, age, a description of the candidate’s qualifications for service on the Board of Directors (such as principal occupation and directorships on publicly-held companies during the past five years), the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and the number of shares of Company common stock owned, if any. A stockholder who wishes to nominate an individual as a director candidate at the annual meeting of stockholders, rather than recommend the individual to the Governance Committee as a nominee, must comply with certain advance notice requirements. See “Stockholder Proposals for the 2016 Annual Meeting” on page 51 for more information on these procedures.

If the Governance Committee receives a director nomination from a stockholder or group of stockholders who (individually or in the aggregate) beneficially own greater than 5% of the Company’s outstanding voting stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the candidate and stockholder or group of stockholders recommending the candidate and will disclose in its proxy statement whether the Governance Committee chose to nominate the candidate, as well as certain other information.

In addition to potential director nominees submitted by stockholders, the Governance Committee considers candidates submitted by directors, as well as self-nominations by directors and, from time to time, it may consider candidates submitted by a third-party search firm hired for the purpose of identifying director candidates. The Governance Committee conducts an independent due diligence process to review potential director candidates and their individual qualifications, and all such candidates, including those submitted by stockholders, will be similarly evaluated by the Governance Committee using the Board membership criteria described above.

All of the nominees standing for election to the Company’s Board of Directors at this year’s Annual Meeting are current directors. The Governance Committee and the Board of Directors believe that all the nominees satisfy the above described director standards. Accordingly, all of such nominees were approved for re-election by the Board of Directors, based in part on the recommendation of the Governance Committee. With respect to this year’s Annual Meeting, no nominations for director were received from stockholders.

Board Composition

The Company’s Bylaws provide that the Board of Directors will consist of not less than eight or more than 17 directors. The Board of Directors may, from time to time, fix the number of directors within these limits. The Company’s Board is currently fixed at 13 directors. In accordance with the terms of the Company’s Certificate of Incorporation and the Company’s Bylaws, the terms of office of the directors are divided into three classes:

•	Class I, whose current term will expire at the annual meeting of stockholders in 2015;

•	Class II, whose current term will expire at the annual meeting of stockholders in 2016; and

•	Class III, whose current term will expire at the annual meeting of stockholders in 2017.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual stockholders’ meeting following election. The number of directors may be changed only by resolution of the Board of Directors.

As discussed in Proposal No. 2, the Board of Directors has determined, after careful consideration, that it is in the best interests of the Company and its stockholders to amend the Certificate of Incorporation to provide for the phased-in declassification of the Board culminating in the annual election of all directors. If Proposal No. 2 is approved by the stockholders at the Annual Meeting, the Certificate of Incorporation will be amended to provide for such phased-in declassification, beginning with the nominees to be elected as directors at this Annual Meeting. Further, if Proposal No. 2 is approved by the stockholders at this Annual Meeting, the Board will then amend the Company’s Bylaws to provide for phased-in declassification. If Proposal No. 2 is not approved, then the Board will remain classified and nominees for election at this Annual Meeting will, if elected, serve for three-year terms.

Information regarding each of the Company’s directors is set forth below. All ages are provided as of December 31, 2014.

Class I Directors with Terms Expiring in 2015

The terms of Class I directors will expire at this year’s Annual Meeting. The Board has nominated the individuals listed below, all of whom are current directors of the Company, to be elected as Class I directors at the Annual Meeting. See “Items of Business To Be Acted On At The Meeting – Proposal No. 1 Election of Directors” on page47.

Bruce Beach (age 65) has been a director of the Company since April 2005 and became Chairman of the Company’s Audit Committee and Lead Independent Director in May 2009 and January 2010, respectively. Mr. Beach has been a director of Western Alliance Bank since its formation. Mr. Beach has been Chairman and Chief Executive Officer of BeachFleischman PC, an accounting and business advisory firm in Southern Arizona, since May 1991. Mr. Beach is a certified public accountant, received a BS in business administration and an MBA from the University of Arizona, and has 41 years of experience in public accounting. Mr. Beach was the Vice-Chairman of Carondelet Health Network, one of the largest hospital systems in Southern Arizona, from July 2004 until December 2007, and served as the chairman of its audit committee from July 2003 until December 2007. Mr. Beach served a term as Chairman of Carondelet Health Network in 2008, and retired from the Carondelet board of directors on December 31, 2008. Mr. Beach’s experience as an accounting professional and his background as an executive and director contribute management and financial expertise to the Board, as well as leadership skills and significant knowledge of the Southern Arizona business environment.

William S. Boyd (age 83) has been a director and stockholder of the Company since 2002 and was a founder of its first bank subsidiary, Bank of Nevada. Mr. Boyd has served as a director of Boyd Gaming Corporation since its inception in June 1988, and as Chairman of the Board of Directors since August 1988. Mr. Boyd also held the position of CEO of Boyd Gaming Corporation from August 1988 through December 2007, when he was elected to the Office of Executive Chairman of that company, effective January 2008. Mr. Boyd has been a director of California Hotel and Casino since its inception in 1973. He has previously served on the board of directors and for the past fourteen years has been the President Emeritus of the National Center for Responsible Gaming. He served as a director of Nevada State Bank from 1965 to 1985. Mr. Boyd played a leading role in founding the William S. Boyd School of Law at the University of Nevada, Las Vegas. Mr. Boyd is the father of director Marianne Boyd Johnson. Mr. Boyd brings extensive experience in executive management to our Board, as well as experience in a highly regulated industry. He is the Chairman and former CEO of Boyd Gaming, a NYSE-listed public company, and a prominent fixture within the Las Vegas business community where the Company’s Bank of Nevada division operates. Additionally, Mr. Boyd has a law degree and actively practiced in Las Vegas for 15 years, specializing in business related matters. He also has over 20 years of previous experience as a bank board director.

Steven J. Hilton (age 53) has been a director of the Company since December 2002 and was a director of Western Alliance Bank from February 2003 until it merged with Bank of Nevada and Torrey Pines Bank in December 2013. Mr. Hilton was the co-founder and is the Chairman and Chief Executive Officer of Meritage Homes Corporation. Mr. Hilton founded Arizona-based Monterey Homes in 1985. Under Mr. Hilton’s leadership, Monterey became a publicly-traded company and combined with Legacy Homes in 1997, resulting in the creation of Meritage Homes Corporation. Mr. Hilton received his Bachelor of Science degree in accounting from the University of Arizona. Mr. Hilton contributes considerable knowledge of the southwestern real estate market to the Board. As the Chairman and CEO of another NYSE-listed public company, Mr. Hilton also brings executive management experience, risk assessment skills and public company expertise to our Board.

Marianne Boyd Johnson (age 56) has been a director of the Company since inception and was a founding director of its first bank subsidiary, Bank of Nevada. Since 1992, Ms. Johnson has been a member of the board of directors of Boyd Gaming Corporation and has served as its Vice Chairman of the Board since February 2001. Ms. Johnson was Senior Vice President of Boyd Gaming from December 2001 until December 2007, and she was promoted to Executive Vice President in January 2008. Ms. Johnson has served Boyd Gaming since 1977 in a variety of capacities, including sales and marketing. Ms. Johnson served as a director of Nevada Community Bank until its sale to First Security Bank (Wells Fargo) in 1993. Ms. Johnson is the daughter of director William S. Boyd. Ms. Johnson brings to the Board nearly two decades of experience in both the banking and highly regulated gaming industry, as well as extensive knowledge of the Las Vegas, Nevada market, and considerable public company experience.

Kenneth A. Vecchione (age 60) has been a director of the Company since October 2007 and was appointed as non-management Chairman of the Company’s bank subsidiary, Western Alliance Bank, in January 2014. He served as Vice Chairman of Bank of Nevada from October 2010 to December 2013, and was the Company’s President and Chief Operating Officer from April 2010 to April 2013. In April 2013, Mr. Vecchione joined Encore Capital Group as President and a director, and became CEO of that company in June 2013. During his more than 35-year career, Mr. Vecchione has held a number of senior positions at large financial services companies, including Chief Financial Officer at Apollo Global Management, LLC from 2007 to 2010 and Executive Vice President and Chief Financial Officer at AT&T Universal Card Services from 1997 to 1998. Between 1998 and 2006, Mr. Vecchione served in a number of positions at MBNA Corporation, including three years as Vice Chairman and Chief Financial Officer. Mr. Vecchione currently serves as a director of International Securities Exchange and Chairman of its Audit and Finance Committee. He is also a member of the Executive, Compensation and Governance committees. Mr. Vecchione served on the board of the Federal Home Loan Bank of San Francisco from 2012 through 2013. Mr. Vecchione also served as a director of Affinion Group and was the Chairman of its Audit Committee until January 2011. Mr. Vecchione provides valuable insight and guidance on the issues of corporate strategy and risk management, particularly as to his expertise and understanding of the current trends and regulatory issues within the financial services industry, and as to his diverse relationships within the financial services community.

Class II Directors with Terms Expiring in 2016

Cary Mack (age 55) has been a director of the Company and Western Alliance Bank since April 2005 and December 2013, respectively. Mr. Mack was a director of Torrey Pines Bank from its formation in May 2003 until it merged with Western Alliance Bank in December 2013, and was Chairman of Torrey Pines Bank from July 2009 to December 2013. Mr. Mack has held licenses in the State of California as a certified public accountant, attorney and real estate broker. He was formerly employed with PricewaterhouseCoopers’ audit and dispute resolution practices, Mack/Barclay Inc., a forensic, economic and information technology consulting firm, and as a Managing Director with LECG Corporation until

June 2009. In June 2009, Mr. Mack became a Managing Principal at Southwest Value Partners Enterprise, a private real estate investment firm located in San Diego, California (“SVP”). Mr. Mack’s legal and accounting experience, his involvement in auditing practices and risk management programs and policies, and his knowledge of the investment real estate markets provide the Board with invaluable expertise in these areas.

Todd Marshall (age 58) has been a director of the Company since inception and was a founding director of its first bank subsidiary, Bank of Nevada. Mr. Marshall was also a director of Torrey Pines Bank from January 2011 until it merged into Western Alliance Bank in December 2013. Mr. Marshall had been a director of Marshall Retail Group since May 1976, served as its Chief Executive Officer until January 2005 and served as Chairman until 2014. The Marshall Retail Group owns and operates stores in more than 140 locations, primarily in major casino-hotels in Nevada, Mississippi and New Jersey. He is currently the owner and President of Marshall Management Co., a real estate investment and property management company in Las Vegas. Mr. Marshall served on the board of directors of Consumer Health Services from July 2007 until July 2012, and as its Chief Operating Officer from March 2011 until March 2012. Mr. Marshall’s long history with the Company, his extensive leadership experience and knowledge of the Las Vegas retail market and community provide the Board with an important perspective for assessing and managing risks and planning for corporate strategy in one of its largest markets. Mr. Marshall also brings to the Board his experience in the highly regulated gaming industry and marketing and branding expertise.

M. Nafees Nagy, M.D. (age 71) has served as a director of the Company since April 2004, and served as a director of Bank of Nevada from 1994 until it merged into Western Alliance Bank in December 2013. Dr. Nagy practiced medicine in Las Vegas for more than 30 years, specializing in oncology, clinical hematology, and cancer chemotherapy. He founded and was President and a director of the Nevada Cancer Centers until it was acquired by HealthCare Partners Nevada in June 2013. Currently he is serving as director of Premier Care Network, an accountable care organization. Dr. Nagy served for eight years as a member of the Nevada State Board of Medical Examiners and also served as its Secretary. Dr. Nagy is certified by the American Board of Internal Medicine and the American Board of Utilization Review and Quality Assurance and has consulted for several healthcare concerns. He was a member of the advisory board for Option Care. Dr. Nagy also has served as a member and the chair of the Medical Carrier Advisory Committee and has served as a member of the Clark County Medical Society’s Nominating Committee. Dr. Nagy formerly served as a director of Sun Bank for five years and Nevada Community Bank until its sale in 1993. He retired from the U.S. Army Reserve as a Lt. Colonel and served in Operation Desert Storm in 1991. In January 2008, the Governor of Nevada appointed Dr. Nagy to the special healthcare issues advisory board. Dr. Nagy brings to our Board a well-developed understanding of the Company’s business, history and organization, as well as leadership skills and knowledge of the Nevada medical community.

James E. Nave, D.V.M. (age 70) has served as a director of the Company since its establishment in 1995, and served as a director of Bank of Nevada from 1994 until it merged into Western Alliance Bank in December 2013. Dr. Nave, a former officer in the armed forces, has owned the Tropicana Animal Hospital since 1974, and is the owner of multiple hospitals. In July 2013, he finished his second six-year term as the Director of International Affairs for the American Veterinary Medical Association, and is a past President of that organization. He is a member and past President of the Nevada Veterinary Medical Association and the Western Veterinary Conference, as well as a member of the Clark County Veterinary Medical Association, the National Academy of Practitioners, and the American Animal Hospital Association. He has previously served as the Globalization Liaison Agent for Education and Licensing for the American Veterinary Medical Association, and as a member of the Executive Board of the World Veterinary Association. Dr. Nave was also the Chairman of the University of Missouri, College of Veterinary Medicine Development Committee. He was a member of the Nevada State Athletic Commission from 1988 to 1999 and served as its Chairman from 1989 to 1992 and from 1994 to 1996. Dr. Nave serves as one of two independent directors of Station Casinos, LLC and is chairman of its audit committee. Dr. Nave’s management skills, leadership experience, financial acumen and audit committee experience add an important dimension to our Board’s composition.

Class III Directors with Terms Expiring in 2017

John P. Sande, III (age 65) has been a director of the Company since 2007, and was a director of Western Alliance Bank from January 2011 to December 2013. He served as Chairman of the Board of Directors for First Independent Bank of Nevada from September 1999 through December 2010. Mr. Sande is a director at Fennemore Craig PC, a prominent Nevada law firm specializing in administrative law, government relations and trust and estates, and is admitted to the state and federal courts in California and Nevada. Mr. Sande represents many clients before the Nevada legislature. He is a trustee of the William F. Harrah Trusts, served as a director of Employers Holdings, Inc. from 2001-2013, is a former director of Bank of America Nevada (Valley Bank of Nevada), and is the Chairman of the Barracuda Championship, a PGA Tour event in Northern Nevada. He is also a director on the Board for the Andrus Center for Public Policy. Mr. Sande graduated with great distinction from Stanford University, was named to its All Century Football Team and was inducted into the Stanford Athletic Hall of Fame. He also received his Juris Doctor degree from Harvard University where he graduated cum laude. Mr. Sande’s legal career and government relations experience give him the leadership and consensus-building skills to assist our Board on a variety of matters, including corporate governance, succession planning and risk oversight.

Robert G. Sarver (age 53) has been the Chairman and Chief Executive Officer of the Company since December 2002. He also served as the President of the Company from December 2002 to April 2010. He served on the Torrey Pines Bank board of directors until the bank merged with Western Alliance Bank in December 2013. He currently serves on the board of directors of Western Alliance Bank. Mr. Sarver organized and founded National Bank of Arizona in 1984 and served as President at the time of the sale of that bank in 1994 to Zions Bancorporation. Mr. Sarver was the lead investor and CEO of GB Bancorporation, the former parent company of Grossmont Bank, from 1995 to 1997. Mr. Sarver served as Chairman and CEO of California Bank and Trust and as an Executive Vice President with Zions Bancorporation from June 1998 to March 2001. He served as a director and credit committee member of Zions Bancorporation from 1995 to 2001. Mr. Sarver is a director and audit committee member of Skywest Airlines, but will not stand for re-election at its April 2015 annual meeting of stockholders, and therefore will no longer serve on its board after such meeting. Mr. Sarver is also a director of Meritage Homes Corporation, the Managing Partner of the Phoenix Suns NBA basketball team and a member of the board of directors of the Sarver Heart Center at the University of Arizona. Mr. Sarver brings extensive experience in banking, real estate and executive management to our Board. Mr. Sarver’s experience as a leader and entrepreneur in the Southwest, where the Company operates, provides insight to the Board on the factors that impact both the Company and the communities in which it operates. Moreover, Mr. Sarver’s day-to-day leadership and intimate knowledge of the Company’s business and operations provide the Board with Company-specific experience and expertise.

Donald D. Snyder (age 67) has served as a director of the Company and Western Alliance Bank since 1997 and January 2014, respectively. Mr. Snyder was a director of Bank of Nevada from 1997 until it merged with Western Alliance Bank in December 2013, and served as Chairman of Bank of Nevada from January 2010 to December 2013. He was a founding director of the entity created to charter Bank of Nevada and was one of its initial investors. Mr. Snyder has served in senior leadership positions at University of Nevada, Las Vegas (UNLV) since June 2010. He was Dean of the William F. Harrah College of Hotel Administration from June 2010 to June 2013; Executive Dean for Strategic Development from June 2013 to January 2014; President from February 2014 to January 2015 while the university conducted a national search to fill the vacancy created by the unexpected resignation of the former President and, effective January 2015, serves as Presidential Advisor for Strategic Initiatives. He is also Chairman of The Smith Center for the Performing Arts, and is a director of Tutor Perini Corporation and Switch Ltd. Mr. Snyder served as a director of NV Energy from 2005 to 2013.

Mr. Snyder was the President of Boyd Gaming Corporation from January 1997 to March 2005, having joined the company’s board of directors in April 1996 and its management team in July 1996. Prior to that, he was President and CEO of the Fremont Street Experience LLC, a private/public partnership formed to develop and operate a major redevelopment project in Downtown Las Vegas. Mr. Snyder was previously Chairman of the board of directors and CEO of First Interstate Bank of Nevada, then Nevada’s largest full-service bank, from 1987 through 1991. During his 22 years with First Interstate Bank from 1969 to 1991, Mr. Snyder served in various management positions in retail and corporate banking, as well as international and real estate banking. He has served and continues to serve on the boards of numerous industry and community organizations. Mr. Snyder brings to our Board an extraordinary understanding of the Company’s business, history and organization as well as extensive leadership skills, banking and regulatory expertise and management experience.

Sung Won Sohn, Ph.D. (age 70) was appointed as a director of the Company in 2010. He served as a director of Torrey Pines Bank from December 2010 until it merged into Western Alliance Bank in December 2013. Dr. Sohn is Smith Professor of Economics and Finance at California State University CI and Vice Chairman of multi-national retailer Forever 21. He also currently serves on the boards of the National Association of Corporate Directors Southern California and Claremont Graduate University. Dr. Sohn was the President and Chief Executive Officer of Hanmi Financial Corporation, a commercial bank in Los Angeles, California. Before joining Hanmi in 2005, Dr. Sohn was an Executive Vice President and Chief Economic Officer of Wells Fargo Bank. Prior to his tenure at Wells Fargo, Dr. Sohn was a senior economist on the President’s Council of Economic Advisors in the White House, and has also been a tenured college professor in the Pennsylvania State University System. He is author of two books Global Financial Crisis and Exit Strategy and The New Economy. He has served on the boards of Port of Los Angeles, First California Bank, Foreign Affairs Council of Los Angeles, Children’s Bureau of Los Angeles, Ministers Mutual Life Insurance Company, L.A. Music Center (Performing Arts), Park Nicollet Health Services, The Blake School, Minnesota Community College System, North Memorial Medical Center, Harvard Business School Association of Minnesota and the American Heart Association of Minnesota. Dr. Sohn was educated at the University of Pittsburgh and Harvard Business School. In addition to world class abilities in economic forecasting, Dr. Sohn offers our Board expertise and experience in banking, management and the Southern California market.

Director Independence

The Company’s common stock is traded on the NYSE. The NYSE’s rules require that a majority of directors of NYSE-listed companies be “independent.” For a director to be “independent” under the NYSE’s rules, the Board of Directors must affirmatively determine that the director has no material relationship with the Company, including its subsidiaries, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company, and a director must satisfy all categorical standards relating to independence, as set forth in Section 303A of the NYSE Listed Company Manual.

Of the 13 persons currently on the Board of Directors, including the Class I nominees, 10 have been determined by the Board to be independent under NYSE standards. The Board based these determinations primarily on the recommendations of the Governance Committee, which performed a detailed review of the Company’s internal records and the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with such directors. As part of its review, the Governance Committee considered, among other things, the nature and extent of each director’s business relationships and transactions with the Company, its subsidiaries, and its executive officers and their affiliated business entities, including personal investment activities, professional services, and involvement in charitable or non-profit organizations.

Based on these factors, the Board determined that Messrs. Sarver and Vecchione are not independent because they have served as executive officers of the Company and/or one of its banking subsidiaries (“Banks”) within the last three years. Likewise, the Board determined that Mr. Hilton is not independent. In evaluating Mr. Hilton’s independence, the Board considered the fact that he is Chairman and CEO of Meritage Homes Corporation (“Meritage”), and Mr. Sarver is a member of the board of directors of Meritage. The board of directors of Meritage considers Mr. Sarver to be a non-independent director. In addition, the Board also considered the fact that Mr. Sarver is the managing partner of the entity which owns the Phoenix Suns NBA basketball team, and Mr. Hilton is a limited partner in the Phoenix Suns ownership group. Further, Mr. Hilton is an investor in multiple commercial real estate ventures in which Mr. Sarver also has a direct or indirect interest, and Mr. Sarver serves as trustee of certain trusts that Mr. Hilton has established for the benefit of his children. Accordingly, based on the totality of these circumstances, and notwithstanding that Mr. Hilton satisfies all of the NYSE’s categorical standards for independence, the Company’s Board of Directors concluded it is in the best interest of the Company’s stockholders that Mr.  Hilton not be deemed an independent director.

Meetings of the Board of Directors

The Board of Directors held six meetings in 2014. Each current director attended at least 75% of the Board meetings and meetings of committees on which he or she served in 2014. The Company invites and encourages all of its directors to attend the Company’s annual meetings of stockholders, and all of the directors attended the 2014 annual meeting of stockholders.

Executive sessions of non-management directors (consisting of all directors other than Mr. Sarver) and independent directors’ sessions (consisting of all directors other than Messrs. Sarver, Vecchione and Hilton) are regularly scheduled and held during the Company’s regular quarterly Board of Directors meetings. Mr. Beach has served as the Company’s Lead Independent Director since January 2010.

Board Role in Risk Oversight

Under the Company’s governance structure and applicable law, the Board of Directors is ultimately responsible for overseeing the Company’s risk management processes. The Board discharges this duty in part through its duly appointed committees. In 2014, the Board established a new Risk Committee (the “Risk Committee”). This Committee assists the Boards of Directors of the Company and its wholly-owned subsidiary, Western Alliance Bank, in fulfilling their oversight responsibilities with respect to the existence, operation and effectiveness of the enterprise risk management programs, policies and practices of the Company and its subsidiaries. The Risk Committee satisfies itself that sound policies, procedures and practices are implemented for the management of key risks under the Company’s Enterprise Risk Management framework, including credit, operational, market, regulatory, information technology, reputational, strategic, legal and external/environmental risks. The Risk Committee reports regularly to the Board of Directors regarding material matters discussed at meetings of the Risk Committee, as well as the current status of risk and action items. The Risk Committee assists the Board and its other committees with their risk-related activities, and acts as a resource to management, including the Company’s Enterprise Risk Management Committee (“ERMC”).

In addition, the other committees of the Board review and consider risks associated with their specific areas of responsibility. For example, in accordance with NYSE requirements, the Audit Committee reviews the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Compensation Committee considers the risks associated with the Company’s compensation programs. For a discussion of the Compensation Committee’s review of the Company’s senior executive officer compensation plans and employee incentive compensation plans and the risks associated with those plans, see “Evaluation of Company Compensation Plans and Risk” on page 32 of this proxy statement. Likewise, the Finance and Investment Committee oversees the Company’s management of risks associated with its finance and investment functions.

The Company has also dedicated substantial management resources to its internal risk management processes. The Company’s Chief Risk Officer (“CRO”) reports to both the Risk Committee and the Company’s CEO. The Company’s CRO oversees periodic comprehensive company-wide risk assessments and manages the Company’s enterprise risk management program. The CRO chairs the ERMC, which is composed of most of the Company’s senior executives and staff. Under its charter, the ERMC meets on a regular basis throughout the year and is responsible for: (1) identifying and prioritizing business risks; (2) evaluating the effectiveness of risk mitigation activities; (3) ensuring that any identified risk control gaps are addressed; and (4) continually improving the Company’s risk management infrastructure. The CRO provides regular reports on ERMC activities to the Risk Committee and the full Board of Directors.

In addition to CRO reports, the full Board of Directors receives regular reports from the Company’s Chief Credit Officer regarding the quality of the Company’s credit portfolios, the effectiveness and administration of the Company’s credit-related policies, the Company’s loan portfolio composition, and the results of internal credit examinations. Similarly, the Company’s Chief Financial Officer (“CFO”) regularly reports to the full Board of Directors regarding the financial performance of the Company, capital and liquidity issues, and other matters relating to corporate strategy and the finance function. The Company also has a senior Asset-Liability Manager, whose responsibilities include implementation of formal risk mitigation strategies related to finance and investment activities.

Finally, because the Board of Directors believes that skilled and well-informed directors are vital to effectively fulfilling the Board’s governance responsibilities, including oversight of the Company’s risk management processes, it has adopted and implemented a formal Director Training and Education Program as part of its Corporate Governance Guidelines.

Non-Employee Director Stock Ownership Guidelines

The Board of Directors adopted Stock Ownership Guidelines for directors and executive officers because it believes that it is important for the Company’s future success that senior management and directors own and hold a minimum number of shares of common stock of the Company in order to further align their interests and actions with the interests of the Company’s stockholders. The Stock Ownership Guidelines require non-employee directors to own a minimum of 20,000 shares of the Company’s common stock. Adopted in 2010, the Stock Ownership Guidelines provide for a transition period of five years during which directors must achieve full compliance with these requirements. The Stock Ownership Guidelines, as amended, are administered and enforced by the Board’s Compensation Committee, and compliance is monitored and reported to the Committee by the Company’s General Counsel. Stock Ownership Guidelines for the Company’s executive officers can be found on page 29.

The Company understands that hedging and significant amounts of pledging of Company stock by directors and executive officers may skew the alignment of the interests between Company insiders and Company stockholders. Therefore, the Stock Ownership Guidelines specifically prohibit any hedging of Company stock held by directors and executive officers, exclude pledged shares from required ownership levels, and establish both individual and collective maximums on Company shares that may be placed in a margin account or otherwise pledged. A complete copy of the Stock Ownership Guidelines, and the restrictions on hedging and pledging contained therein, is included as an exhibit to the Corporate Governance Guidelines available in the Governance Documents section of the Investor Relations page of the Company’s website at www.westernalliancebancorp.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

Communication with the Board and its Committees

Any stockholder or other interested person may communicate with the Board, a specified director (including the Lead Independent Director), the non-management directors as a group, or a committee of the Board by directing correspondence to their attention, in care of the Corporate Secretary, Western Alliance Bancorporation, One E. Washington Street, Suite 1400, Phoenix, Arizona 85004. Anyone who wishes to communicate with a specific Board member, the non-management directors only or a specific committee should send instructions asking that the material be forwarded to the appropriate director, group of directors or committee chairman. All communications so received from stockholders or other interested parties will be forwarded to the director or directors designated.

Committees of the Board of Directors

In addition to a Pricing Committee of the Board of Directors established in connection with the Company’s at-the-market offering program, as of December 31, 2014, the Company’s Board of Directors had FIVE standing committees:

•	Audit Committee;

•	Compensation Committee;

•	Nominating and Corporate Governance Committee;

•	Finance and Investment Committee; and

•	Risk Committee.

Information with respect to these committees is listed in detail below.

The Company may appoint additional, or modify existing, committees of the Board of Directors in the future, including for purposes of complying with all applicable corporate governance rules of the NYSE. The structure and membership information for each of the Company’s five committees listed above are available in the Investors Relations section of the Company’s website at www.westernalliancebancorp.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary. The charters for each of the Company’s five committees are available in the Investors Relations section of the Company’s website at www.westernalliancebancorp.com.

Audit Committee

The Company’s Audit Committee consists of three independent directors (Messrs. Beach, Sande, and Dr. Nagy). The Audit Committee held eleven meetings in 2014.

Mr. Beach serves as the Audit Committee’s Chairman and the Board of Directors has determined that Mr. Beach meets the NYSE standard of possessing accounting or related financial management expertise. Each member of the Audit Committee is “financially literate” under NYSE listing standards, and the Board of Directors has determined that Mr. Beach qualifies as an “audit committee financial expert” as defined by the SEC. For information regarding the qualifications of each member of the Audit Committee, please see the biographical information set forth above. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective body and to otherwise assist the Board in its oversight of (a) the integrity of the Company’s financial statements, and (b) the performance of the Company’s internal audit function;

•	Be directly responsible for the appointment, compensation and oversight of any registered public accounting firm employed by the Company, or other firm, for the purpose of preparing or issuing an audit report or related work;

•	Be directly responsible for the appointment, compensation and oversight of any internal audit personnel, including any outside firms or persons that are contracted to provide internal audit services;

•	Pre-approve all auditing services and non-audit services provided to the Company by the independent auditor;

•	Prepare, or direct to be prepared, and review the report required by the proxy rules of the SEC to be included in the Company’s annual proxy statement;

•	Support an open avenue of communication among the independent auditor, financial and senior management, internal audit, and the Board;

•	Review the independent auditor’s qualifications and independence;

•	Assist the Board in its oversight of and review the Company’s compliance with regulatory requirements; and

•	Provide regular reports to the Boards of the Company and its bank subsidiary.

Compensation Committee

The Company’s Compensation Committee consists of three independent directors (Ms. Johnson, Mr. Boyd, and Dr. Nave). Each member of the Compensation Committee is also an outside director for purposes of Section 162(m) under the Internal Revenue Code of 1986, as amended (“Code”), and a non-employee director under the Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Dr. Nave serves as the Compensation Committee’s Chairman. The Committee held six meetings in 2014.

The Compensation Committee’s powers, authority, responsibilities and duties include:

•	Annually reviewing and approving corporate goals and objectives relevant to the CEO’s compensation, assisting the Lead Independent Director in the Board’s evaluation of the CEO’s performance in light of those goals and objectives, and recommending compensation levels for the CEO to the full Board. In recommending any long-term incentive component of the CEO’s compensation, the Committee is to consider the Company’s performance, stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the CEO in past years, and other matters the Committee deems relevant.

•	The sole authority and discretion to engage and terminate outside consultants to study and make recommendations regarding director or executive compensation matters, and the sole authority to approve their fees and other retention terms. The Committee also has the ability to obtain advice and assistance from internal or outside legal, accounting or other advisors it determines necessary to carry out its duties. The Committee may only select a compensation consultant, legal counsel, or other adviser to the Committee after taking into consideration the factors identified by the SEC.

•	Approving all base salaries and other compensation of the Company’s executive officers who are in a position to exercise discretionary judgment that can substantially influence the affairs of the Company.

•	Establishing a compensation philosophy for the Company with regard to salaries and other compensation of executive officers that considers business and financial objectives, compensation provided by comparable companies, and/or such other information as may be deemed appropriate.

•	Administering and implementing the Company’s incentive compensation plans and equity compensation plans.

•	Assessing the desirability of, and reviewing and recommending Board approval of, new incentive compensation plans to the Board and equity-based plans and any increase in shares reserved for issuance under existing plans.

•	Annually reviewing and making recommendations to the Board with respect to the compensation of directors, including Board and committee retainers, meeting fees, equity compensation and other appropriate forms of compensation.

•	Annually preparing and issuing a report on executive compensation for inclusion in the Company’s annual meeting proxy statement, and reviewing and approving all other sections of the proxy statement relating to director and executive compensation, in accordance with applicable rules and regulations.

•	Annually reviewing, along with the Company’s CFO and senior risk officers, the Company’s employee compensation programs as they relate to risk management and risk-taking incentives in order to determine whether any risk arising from such compensation programs is reasonably likely to have a material adverse effect on the Company, and preparing any disclosure in respect of such risks required to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

•	Adopting policies regarding the adjustment or recovery of incentive awards or payments if the relevant Company performance measures upon which such incentive awards or payments were based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment, consistent with Section 10D of the Exchange Act.

•	Reviewing and recommending to the Board for approval the frequency with which the Company will conduct Stockholder Say-on-Pay Votes under the Dodd-Frank Act, taking into account the results of the most recent stockholder advisory vote on Say-on-Pay frequency, and reviewing and approving the proposals regarding the Say-on-Pay Vote and the frequency of the Say-on-Pay Vote to be included in the Company’s proxy statement.

•	Reviewing and approving any perquisites provided to executive officers.

The Compensation Committee also has the authority to delegate its authority to subcommittees and individual members of the Compensation Committee as the Compensation Committee deems appropriate; provided that any delegate shall report any actions taken to the whole Compensation Committee at its next regularly scheduled meeting. Further information regarding the Compensation Committee can be found beginning on page 21 of this proxy statement and the Compensation Committee Report appears on page 32.

Nominating and Corporate Governance Committee

The Governance Committee consists of three independent directors (Messrs. Boyd, Marshall, and Snyder). Mr. Snyder serves as Chairman of the Governance Committee. The Governance Committee held five meetings in 2014. The Committee’s primary duties include:

•	Identifying individuals qualified to become members of the Company’s Board of Directors and recommending director candidates for election or re-election to the Board;

•	Reviewing and assessing the effectiveness of the Company’s corporate governance structure and processes, and recommending any changes to the full Board and management;

•	Periodically recommending changes in the size of the Board, if appropriate;

•	Developing and recommending to the Board a set of Corporate Governance Guidelines applicable to the Company, and reviewing such Guidelines on an at least annual basis;

•	Making recommendations to the Board about succession planning for the CEO and other senior executives;

•	Monitoring and recommending any modification to the Company’s Insider Trading Policy, if necessary or advisable, to the Board; and

•	Overseeing the annual evaluation process for the Board.

The Governance Committee also has the authority to delegate its authority to subcommittees and individual members of the Governance Committee as it deems appropriate; provided that any delegate shall report any actions taken to the whole Committee at its next regularly scheduled meeting. See “Director Selection Process” on page 5 for further information on the process by which directors are nominated for election to the Company’s Board.

Finance and Investment Committee

The Finance and Investment Committee (“Finance Committee”) consists of two independent directors (Mr. Mack and Dr. Sohn) and one non-independent director (Mr. Hilton). Dr. Sohn serves as Chairman of the Finance Committee. The Finance Committee held seven meetings in 2014. The Finance Committee is appointed by the Board of Directors to review strategies and oversee the effectiveness of financial management and investment activities at the Company and each of its subsidiaries. The Finance Committee’s duties include:

•	Monitoring the Company’s investment portfolio and trading account activities, valuation trends and methodology, and compliance with approved policies and risk limitations;

•	Monitoring the Company’s interest rate and liquidity risk positions considering the trends, effectiveness, size, and sensitivities to stress of these positions relative to approved policies and risk limitations;

•	Reviewing and discussing the Company’s current and projected capital ratios considering overall financial condition, growth, strategy changes, and relevant economic conditions;

•	Reviewing and discussing trends and changes related to deposit taking and borrowing;

•	Monitoring the overall activities conducted in the non-banking entities of the Company;

•	Reviewing and discussing the asset allocations and investment returns related to bank owned life insurance and employee 401(k)-related portfolios;

•	Reviewing and discussing the accounting, profitability, legal, audit and compliance, systems and operations, and reputational risk implications of any new investment and/or derivative products prior to the introduction of the product;

•	Reviewing any relevant reports rendered by the Company’s internal audit and compliance departments and external auditors, and work with the Audit Committee, as appropriate, to ensure that any necessary corrective actions are taken and achieved;

•	Reviewing any relevant reports received from bank regulators regarding the activities of the Finance Committee.

Risk Committee

The Risk Committee consists of two independent directors (Messrs. Marshall and Snyder) and one non-independent director (Mr. Vecchione). Mr. Marshall serves as Chairman of the Risk Committee. The Risk Committee held five meetings in 2014. The Risk Committee is appointed by the Board of Directors to assist the Board of Directors of the Company and Western Alliance Bank in fulfilling its oversight responsibilities with respect to the existence, operation and effectiveness of the enterprise risk management programs, policies and practices of the Company and its subsidiaries’ risk management functions. The Risk Committee’s duties include:

•	Receive presentations and other information to understand the significant risks to which the Company is exposed;

•	Review the Company’s procedures and techniques, and approve, where appropriate, policies developed and implemented to measure the Company’s risk exposures and for identifying, aggregating, evaluating and managing the significant risks to which the Company is exposed, to ensure that they remain appropriate and prudent;

•	Monitor, on a regular basis, the Company’s risk management performance and obtain, on a regular basis, reasonable assurance that the Company’s risk management policies for significant risks are being adhered to;

•	Consider and provide advice to the Board, when appropriate, on the risk impact of any strategic decision that the Board may be contemplating, including considering whether any strategic decision is within the risk tolerance established for the Company and its individual business units;

•	Set and monitor compliance with the risk appetite for the Company, including development of risk tolerances, targets and limits as appropriate;

•	Review the examination reports of federal and state regulatory agencies having supervisory authority over the Company’s activities;

•	Review and approve any other matters required by the Company’s regulators from time to time;

•	Review the amount, nature, characteristics, concentration and quality of the Company’s credit portfolio, including all significant exposures to credit risk through reports on significant credit exposures presented to the Committee, exceptions to risk policies and procedures, if any, and trends in portfolio quality (credit and position risk), market risk, liquidity risk, economic data and other risk information;

•	Review and approve annually the level and adequacy of the Company’s insurance program, policies and coverage limits, including an assessment of insurance carriers and brokers; and

•	Review and approve significant risk management principles and policies (as delegated by the Board), and review periodically, but at least once a year, the management programs related to overseeing compliance with such principles and policies.

Compensation of Directors

The following table provides information concerning the compensation of the Company’s non-employee directors for 2014. The Company does not pay employees of the Company additional compensation for their service as directors. Accordingly, this table does not include Mr. Sarver. Non-employee directors receive annual retainers, committee service retainers, and equity grants in the form of restricted Company stock.

In 2014, non-employee directors were paid:

•	An annual retainer of $30,000;

•	Committee service retainers of $20,000 for the Audit Committee, $10,000 for the Finance, Compensation and Risk Committees, and $5,000 for the Governance Committee;

•	Retainers of $15,000 for the Lead Independent Director, $15,000 for the Audit Committee Chairman, $10,000 for the Finance, Compensation and Risk Committee Chairmen, and $5,000 for the Governance Committee Chairman; and

•	Equity compensation of 5,000 shares in restricted stock.

In 2015, as part of its annual review of director compensation, the Compensation Committee recommended that the cash and equity compensation for directors continue in the same amount provided in 2014. The Board of Directors approved the Compensation Committee’s recommendations and granted 5,000 shares of restricted stock to each director on January 27, 2015, vesting on June 30, 2015.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	All Other Compensation($)(2)	Total ($)
Bruce Beach	80,000	119,750	26,000	225,750
William S. Boyd	43,750	119,750	—	163,500
Steven J. Hilton	40,000	119,750	—	159,750
Marianne Boyd Johnson	41,250	119,750	—	161,000
Cary Mack	42,500	119,750	26,000	188,250
Todd Marshall	53,750	119,750	—	173,500
M. Nafees Nagy	51,250	119,750	—	171,000
James E. Nave	52,500	119,750	—	172,250
John P. Sande, III	51,250	119,750	—	171,000
Donald D. Snyder	52,500	119,750	26,000	198,250
Sung Won Sohn	52,500	119,750	—	172,250
Kenneth Vecchione	42,500	119,750	100,000	262,250

(1)	In accordance with SEC regulations, stock awards are valued at the grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation-Stock Compensation. For restricted stock, the FASB ASC Topic 718 fair value per share is equal to the closing price of the Company’s stock on the date of grant. Active non-employee directors were each awarded 5,000 of restricted stock on January 28, 2014.

As of December 31, 2014, none of the directors had outstanding restricted stock awards (“RSAs”). As of December 31, 2014, the following directors had outstanding stock options: Mr. Beach – 5,000 options; Mr. Boyd – 5,000 options; Mr. Hilton – 5,000 options; Ms. Johnson – 5,000 options; Mr. Mack – 5,000 options; Mr. Marshall – 5,000 options; Dr. Nave – 5,000 options; Mr. Sande – 5,000 options; Mr. Snyder – 5,000 options.

Complete beneficial ownership information of Company stock for each of our current directors is provided in this proxy statement on page 44 under the heading, “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers.”

(2)	Amounts in the “All Other Compensation” column include fees earned in 2014 for serving on the board of directors of the Company’s bank subsidiary. In 2014, Mr. Vecchione served as Chairman of Western Alliance Bank and received an annual retainer of $100,000 in lieu of meeting fees. Messrs. Beach, Mack, and Snyder were directors of Western Alliance Bank and each received an annual retainer of $10,000 and $2,000 per bank board meeting they attended.

Audit Committee Report

The Board of Directors of Western Alliance Bancorporation approved the charter of the Company’s Audit Committee on April 27, 2005, and the charter was most recently amended on May 20, 2014. The charter states that the primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (i) the Company’s financial reports and other financial information provided by the Company to governmental bodies (e.g., federal and state banking regulators, the SEC, and the Internal Revenue Service) or the public; (ii) the Company’s systems of internal controls regarding finance, accounting, regulatory compliance and ethics that management and the Board of Directors have established; (iii) the Company’s internal audit function; and (iv) the Company’s auditing, accounting and financial reporting processes. The Audit Committee periodically reports on these and other pertinent matters that come before it to the full Board of Directors.

The following three directors are currently members of the Audit Committee: Messrs. Beach (Chairman), Sande, and Dr. Nagy. The Board of Directors has determined that each member of the Audit Committee satisfies the requirements of the applicable laws and regulations relative to the independence of directors and Audit Committee members, including, without limitation, the requirements of the SEC and the listing standards of the NYSE. The Board of Directors has further determined, in its business judgment, that each member of the Audit Committee is “financially literate” under NYSE listing standards and that Mr. Beach qualifies as an “audit committee financial expert” as defined by the SEC. During 2014, the Audit Committee met eleven times.

While the Audit Committee has the duties and responsibilities set forth in its charter, it is not the responsibility of the Audit Committee to plan or conduct audits, to implement internal controls, or to determine or certify that the Company’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles in the United States of America (“GAAP”). Furthermore, it is not the duty of the Audit Committee to assure compliance with applicable laws, rules, and regulations. These are the duties and responsibilities of management, the Company’s independent registered public accounting firm, and others as described more fully below.

Management is responsible for the Company’s financial reporting process, which includes the preparation of the Company’s financial statements in conformity with GAAP, and the design and operating effectiveness of a system of internal controls and procedures to provide compliance with accounting standards and applicable laws, rules, and regulations. Management is also responsible for bringing appropriate matters to the attention of the Audit Committee and for keeping the Audit Committee informed of matters that management believes require attention, guidance, resolution, or other actions. McGladrey LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and for expressing an opinion on the conformity of the Company’s consolidated financial statements with GAAP.

During the year, the Audit Committee discussed with McGladrey LLP and the Company’s internal auditors, with and without management present, the overall scope and plans for their respective audits, the results of their examinations, and their evaluations of the effectiveness of the Company’s internal controls and of the overall quality of the Company’s financial reporting.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2014 with McGladrey LLP, the Company’s independent registered public accounting firm, and management. In addition, the Audit Committee discussed with McGladrey LLP those matters required to be discussed under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 and as currently in effect.

McGladrey LLP has provided to the Audit Committee the written disclosures and the letter required by the PCAOB’s Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and the Committee discussed with McGladrey LLP any relationships that may impact on the firm’s objectivity and independence and satisfied itself as to the auditors’ independence. In addition, the Audit Committee reviewed and approved the fees paid to McGladrey LLP for audit and non-audit related services.

Based on the reviews and discussion referred to above, the Audit Committee approved the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

Submitted by the Audit Committee

Bruce Beach (Chairman)

Dr. Nafees Nagy

John P. Sande, III

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference with any previous or future filings by the Company under the Securities Act of 1933 or the Exchange Act except to the extent that the Company specifically incorporates this report therein by reference.

Compensation Committee Matters

The Committee’s Processes and Procedures

The Compensation Committee’s charter is reviewed no less than annually to ensure that the Compensation Committee is fulfilling its duties in aligning the Company’s executive compensation program with the creation of stockholder value. The Board of Directors adopted the Committee’s charter on April 27, 2005, and most recently approved amendments to the charter on October 23, 2012.

The Compensation Committee reviews the compensation of members of the Company’s Executive Management Committee (“EMC”) and approves final pay packages for all EMC members except for the CEO, whose compensation is recommended by the Compensation Committee and approved by the Board. The EMC consists of the CEO and the executive officers of the Company (biographical information about the executive officers may be found beginning at page 22 of this proxy statement). In evaluating and approving the compensation of EMC members, other than the CEO, the Compensation Committee receives input from Mr. Sarver and considers its own assessment of their performance as it has frequent exposure to these officers. Additionally, the Compensation Committee annually reviews and makes recommendations to the Board with respect to director compensation. Directors’ compensation is established by the Board of Directors upon the recommendation of the Compensation Committee. The Compensation Committee also reviews and approves the Company’s overall compensation philosophy and strategies.

The Compensation Committee’s charter provides the Compensation Committee with the sole authority and discretion to engage and terminate outside advisors to study and make recommendations regarding director or executive compensation matters, and has the sole authority to approve their fees and other retention terms. In 2014, the Compensation Committee retained Hay Group (the “Consultant’) as its outside independent compensation consultant to advise it on director and executive compensation matters. In this capacity, Hay Group reported directly to the Committee and provided data, analysis and guidance to assist the Committee in ensuring that the Company’s executive compensation programs and director compensation programs are appropriate reasonable and consistent with the Committee’s compensation objectives.

The Compensation Committee works directly with the Consultant to determine the scope of the work needed to assist the Committee in its decision-making processes. The Consultant attended Compensation Committee meetings to present and discuss market data and program design alternatives, and to provide advice and counsel regarding decisions facing the Compensation Committee. The Consultant provided no services to the Company other than services that were requested by the Committee; and the independence assessment that the Compensation Committee conducted confirmed that no conflicts of interest existed with respect to the Consultant’s work.

In 2014, the Committee directed the Consultant to conduct an independent and objective review of the competitiveness of the compensation for the Company’s Board of Directors and senior executives. The Committee asked the Consultant to provide an updated analysis of the Company’s compensation program and practice in comparison to the Company’s Peer Group (as defined on page 31). The Consultant analyzed compensation information from the comparator group, and presented the results of its analysis to the Committee.

The Chairman works with management to set individual meeting agenda for the Compensation Committee following an overall annual calendar of regular activities. The CEO, the Company’s Chief Administrative Officer and Deputy General Counsel are the primary representatives of management who interact with the Compensation Committee, and serve as liaisons between the Compensation Committee and Company management. These officers regularly attend Compensation Committee meetings, and provide input and recommendations on compensation matters, as discussed more fully in the “Compensation Discussion and Analysis” below. They work with other senior executives to develop and recommend compensation strategies and practices to the Compensation Committee for its review and approval, including the performance goals and weighting factors used in the Company’s annual bonus plan and base salary adjustments for specific officers. The Chief Administrative Officer also works directly with the Consultant on a variety of Compensation Committee matters and provides administrative support and assistance to the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

Each member of the Compensation Committee is an independent director under standards of the NYSE, is an outside director for purposes of Section 162(m) under the Code, and is a non-employee director under the Section 16 of the Exchange Act. No member of the Compensation Committee is a current or former officer or employee of the Company or any subsidiary.

At December 31, 2014, the Company’s executive officers, directors and principal stockholders (and their related interests) were indebted to the Bank in the aggregate amount of approximately $36.2 million. This amount was approximately 0.4% of total gross loans outstanding as of such date. All of the foregoing loans (i) were made in compliance with Regulation O promulgated by the Federal Reserve Board; (ii) were made in the ordinary course of business; (iii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and (iv) did not involve more than the normal risk of collectability or present other unfavorable features.

As a group, the Company’s directors and executive officers hold [            ]% of the outstanding common stock of the Company. Additional detail regarding the ownership of each director and executive officer can be found in the beneficial ownership table beginning on page 44.

EXECUTIVE COMPENSATION

Executive Officers

Executive officers are appointed annually by the Board of Directors. Information regarding each of the Company’s non-director executive officers is set forth below. For information regarding Mr. Sarver see page 10. All ages are provided as of December 31, 2014.

Gerald “Gary” Cady (age 60) has been the Company’s Executive Vice President of California Administration since May 2003. He is also the CEO of the Torrey Pines Bank division of Western Alliance Bank, and served as the CEO of the Company’s Torrey Pines Bank subsidiary from June 2006 until its merger with Western Alliance Bank in December 2013. Mr. Cady has 36 years of commercial banking experience, including serving as Senior Vice President and Regional Manager for California Bank and Trust in San Diego from August 1987 to February 2003. Mr. Cady served on the Board of Grossmont Hospital and was Chairman of the Board from 2007 to 2008. He is currently a director of the San Diego Symphony Orchestra Association and also serves on the Board of the Continuous Quality Insurance Corporation and the Sharp Memorial Hospital.

Duane Froeschle (age 62) has been the Executive Vice President of Credit Administration for the Company since February 2011, and is the Co-President of the Alliance Bank of Arizona division of Western Alliance Bank. Mr. Froeschle was President of Western Alliance Bank until it merged with Torrey Pines Bank and Bank of Nevada in December 2013, and was Chief Credit Officer of the Company from 2002 to 2011. He is a director of Western Alliance Equipment Finance. Mr. Froeschle has 36 years of experience in commercial banking. Prior to joining the Company, Mr. Froeschle held various positions with National Bank of Arizona from June 1987 to June 2002, including Chief Credit Officer from June 1997 to December 2001.

Dale Gibbons (age 54) has been the Chief Financial Officer and Executive Vice President of the Company and Western Alliance Bank since May 2003 and December 2013, respectively. He was Executive Vice President of Bank of Nevada from July 2004 to December 2013, and served as Bank of Nevada’s Chief Financial Officer from 2004 to 2007. He has also been a director of Western Alliance Equipment Finance since 2006. Mr. Gibbons has more than 30 years of experience in commercial banking, including serving as Chief Financial Officer of Zions Bancorporation from August 1996 to June 2001. From 1979 to 1996, Mr. Gibbons worked for First Interstate Bancorp in a variety of retail banking and financial management positions.

John Guedry (age 54) has been Executive Vice President of Southern Nevada Administration for the Company and Western Alliance Bank since February 2015. He is also the President and CEO of the Bank of Nevada division of Western Alliance Bank, and served as the President of the Company’s Bank of Nevada subsidiary from August 2011 until its merger with Western Alliance Bank in December 2013. He began his banking career with Valley Bank of Nevada in 1994 where he served as Sales Director until 1999. Most recently, Mr. Guedry was CEO and a board member for Business Bank of Nevada from 2000 until 2007, when the bank was sold to City National Bank, at which point he remained as EVP and Director of Nevada Operations for City National Bank until 2009. Mr. Guedry currently serves in several community roles as a member of the Las Vegas Metro Chamber of Commerce board of directors, executive committee and Chairman Elect for 2015, a board member, executive committee member and treasurer of the Public Education Foundation, a board member of the Economic Club of Las Vegas and an executive committee member of the Las Vegas Bowl. He is a graduate of University of Nevada, Las Vegas Lee Business School.

James Lundy (age 65) has been the Executive Vice President of Arizona Administration for the Company and Western Alliance Bank since February 2003 and December 2013, respectively. He is also the CEO of the Alliance Bank of Arizona and First Independent Bank divisions of Western Alliance Bank, and served as CEO of the Company’s Western Alliance Bank subsidiary (then known as Alliance Bank of Arizona) from February 2003 until its merger with Torrey Pines Bank and Bank of Nevada in December 2013. Mr. Lundy was also a director of the Company from February 2003 to March 2005. Mr. Lundy is the immediate past Board Chair of the Greater Phoenix Economic Council, is a board member of the Arizona Bankers Association, represents the southwestern U.S. region in the FDIC Community Bank Advisory Council, and serves as secretary of the Phoenix Civic Improvement Corporation. He also currently serves as a trustee and Board Chair of the Catholic Community Foundation and as a trustee of the Phoenix Art Museum. From June 1991 to December 2000, Mr. Lundy served as Senior Vice President and Executive Vice President of National Bank of Arizona, and from December 2000 to June 2001, as Vice Chairman of National Bank of Arizona. Mr. Lundy oversaw National Bank of Arizona’s commercial banking function on a statewide basis, with direct responsibility for over $1 billion in commercial loan commitments, executive oversight of marketing and overall supervision of commercial banking and marketing throughout Arizona.

Robert R. McAuslan (age 66) has been the Chief Credit Officer and an Executive Vice President of the Company and Western Alliance Bank since February 2011 and December 2013, respectively. Prior to joining the Company, Mr. McAuslan was Senior Credit Executive for Western U.S. markets with Mutual of Omaha Bank from November 2008 through January 2011. Mr. McAuslan’s prior experience includes H.F. Ahmanson/Home Savings of America where he was Chief Credit Officer, and various credit and lending positions at Citibank/Citigroup and BBVA/Compass Bank. Mr. McAuslan graduated with a B.S. from Northeastern University and received an MBA from Wharton Graduate Division, University of Pennsylvania.

Patricia A. Taylor (age 53) has been the Chief Risk Officer and Executive Vice President of the Company and Western Alliance Bank since June 2010 and December 2013, respectively. She previously served as Senior Vice President and Compliance Officer for PacWest Bancorp from April 2004 to June 2010. From 1994 to 2004, Ms. Taylor worked as a Director of Internal Audit Outsourcing for KPMG LLP, where she was responsible for the ongoing management and supervision of outsourced internal audit engagement for multiple financial services clients. Ms. Taylor also spent 10 years as a national bank examiner with the Office of the Comptroller of the Currency, and has 31 years of financial services industry experience.

Randall S. Theisen (age 56) has served as General Counsel of the Company and Western Alliance Bank since February 2006, and has been an Executive Vice President and Secretary of the Company since February 2013 and August 2013, respectively. Prior to joining the Company, Mr. Theisen spent more than 20 years in private practice representing financial institutions in banking, corporate and financial services law, including serving as the head of the Financial Institutions Practice Group of a major Phoenix-based law firm. He was named a “Leading Lawyer 2006” and “Best of the Bar 2005” among banking attorneys by the Business Journal of Phoenix. Mr. Theisen received a B.A. from the University of Wisconsin-Madison and his J.D. with honors from the Sandra Day O’Connor School of Law at Arizona State University, where he served as writer and editor of the law review among other academic distinctions.

Merrill S. Wall (age 67) has been the Chief Administrative Officer and an Executive Vice President of the Company and Western Alliance Bank since February 2005 and December 2013, respectively. Mr. Wall has over 40 years of banking experience. He previously served as Executive Vice President and Director of Human Resources for Zions Bancorporation and its subsidiary, California Bank & Trust, from October 1998 to February 2005. From 1987 to 1998, Mr. Wall worked for H.F. Ahmanson/Home Savings of America as a senior executive managing both human resources and training corporate-wide. Mr. Wall also spent 17 years with First Interstate Bancorp in a variety of commercial, retail and administrative positions.

Compensation Discussion and Analysis

The objectives of the Company’s executive compensation programs are to: (1) establish an appropriate relationship between executive pay and the annual and long-term performance of the Company and its affiliates; (2) reflect the attainment of short- and long-term financial performance goals; (3) enhance our ability to attract and retain qualified executive officers; and (4) align, to the greatest extent possible, the interests of management and stockholders. The compensation programs are designed to reward employees, especially our named executive officers, who consistently contribute to the ongoing success of the Company, and who identify and capitalize on opportunities as they arise, even under challenging circumstances.

Named Executive Officers for 2014

As used in this proxy statement, the term “named executive officers,” or “NEOs,” includes:

•	Robert Sarver, the Chairman and Chief Executive Officer;

•	Dale Gibbons, the Executive Vice President and Chief Financial Officer;

•	James Lundy, the Executive Vice President of Arizona Administration.

•	Merrill Wall, the Executive Vice President and Chief Administrative Officer;

•	Gary Cady, the Executive Vice President of California Administration; and

2014 Advisory Vote on Executive Compensation

The Company provides stockholders with the ability to cast an annual advisory vote on the compensation of its executives. In 2014, 99% of voting stockholders voted in favor of the compensation of the named executive officers as disclosed in the proxy statement. The Company believes the strong stockholder support of its executive compensation will continue in 2015 based on the Company’s track record of delivering results that increase stockholder value. The Compensation Committee’s overarching philosophy is to be fair, reasonable and competitive, and the compensation decisions made in 2014 support that philosophy. The Compensation Committee did consider the results of the 2014 say-on-pay vote in determining 2015 compensation, and will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions.

Overview of 2014 Performance and Compensation

In 2014 the Company achieved another year of record performance. The significant developments in 2014 include the following:

•	Strong Financial Performance

•	Net income available to common stockholders: $146.6 million in 2014, $113.6 million in 2013, and $68.8 million in 2012.

•	Diluted EPS: $1.67 in 2014, $1.31 in 2013, and $0.83 in 2012.

•	Net interest margin: 4.42% in 2014, 4.39% in 2013, and 4.49% in 2012.

•	Tangible book value per share of $10.21 at December 31, 2014, up 29.2% from $7.90 at December 31, 2013.

•	Return on average assets of 1.50% and return on tangible common equity of 18.52% in 2014, up from 1.35% and 18.28% in 2013.

•	Sustained Balance Sheet Growth

•	Total assets of $10.60 billion at December 31, 2014, up 13.9% from December 31, 2013.

•	Total loans of $8.40 billion at December 31, 2014, up 23.5% from December 31, 2013.

•	Total deposits of $8.93 billion at December 31, 2014, up 13.9% from December 31, 2013.

•	Improved Asset Quality

•	Net charge off rate decreased from 0.14% in 2013, to a net recovery rate of 0.07% in 2014.

•	Non-performing assets to total assets decreased from 2.51% at December 31, 2013, to 2.03% at December 31, 2014.

The Company did not make any significant changes to its executive compensation program in 2014. It continued to link a significant portion of total direct compensation to the Company’s performance. In 2014, the Company took the following actions:

•	Increased annual salaries for most executives, including Mr. Sarver;

•	Increased the annual bonus target for NEOs who have taken on additional responsibilities and made significant contributions to the Company’s performance;

•	Awarded 50% of long-term equity incentive in performance-based stock units and 50% in time-vesting restricted stock; and

•	Adjusted the number of shares granted to executives due to the increasing value of each share.

Compensation Philosophy and Guiding Principles

The Compensation Committee is responsible for discharging the Board’s responsibilities relating to the compensation of the Company’s directors and executive officers. The Committee seeks to establish total compensation for members of the EMC that is fair, reasonable and competitive. The Company’s compensation program is designed to enable it to attract and retain high quality executive officers required to successfully manage and grow the Company. The Committee, the Board and management work together to ensure that compensation practices fairly reward executives for leading the Company through challenging times, achieving predetermined performance criteria and implementing sound risk management practices. The Committee also takes action to ensure compensation is appropriately limited, when necessary to serve the best interests of the Company or as required by regulatory constraints.

Elements of Executive Compensation

The elements of the Company’s compensation program for NEOs during 2014 consisted of:

•	Base Salary

•	Annual Bonus

•	Long-Term Equity: Performance-Based Stock Units and Restricted Stock Awards

•	Standard Benefits and Limited Perquisites

•	Change in Control Protections

In early 2014, the Compensation Committee engaged the Consultant to provide a competitive analysis of the total direct compensation provided to the Company’s executives and summarize its findings. An explanation of the Consultant’s findings, and the factors used to determine each component of the NEOs’ compensation, is provided in the sections that follow.

Annual Base Salary

The Company views a competitive annual base salary as a crucial component to attract and retain executive talent. The Board of Directors determines the base salary for the CEO after reviewing the Compensation Committee’s analysis. The Compensation Committee determines the base salary for other members of the EMC (including the NEOs) after considering the Consultant’s analysis, recommendations from the CEO, and making its own assessments regarding individual performance, experience and other factors.

In January 2014, the Compensation Committee reviewed the CEO’s 2014 performance and the Company’s year-end financial results. The Committee also reviewed the Company’s positive trends in EPS, credit quality, organic growth, and Total Stockholder Return (“TSR”). The Compensation Committee also reviewed a Peer Group comparison of the Company’s Total Direct Compensation prepared by the Consultant. The Company had the highest 1-year and 3-year TSR of its Peer Group and was third in the 5-year TSR results. The Compensation Committee reviewed the Peer Group competitive update presented by the Consultant and considered the CEO’s recommendation to increase the base salary by approximately 4% for the majority members of the EMC, with higher increases for executives that have taken on additional responsibilities or added significant value to the organization over the past year.

After evaluating the information and in light of the Company’s achievement in 2014, the Compensation Committee recommended a 6.4% base salary increase for Mr. Sarver. The Board approved an annual salary of $830,000 for Mr. Sarver. The Compensation Committee also agreed with Mr. Sarver’s assessment of the CFO’s overall value to the Company and agreed with his recommendation to increase Mr. Gibbons’ base salary by 11% to $400,000. Following Mr. Vecchione’s departure in April 2013, Mr. Lundy took on multiple new responsibilities within the Company, and the Committee approved Mr. Sarver’s recommendation of a 14% increase in Mr. Lundy’s base salary, bringing it up to $375,000. Messrs. Cady and Wall were each awarded a merit increase of just over 4%, raising both of their annual salaries to $360,000. The salary increases placed each of the NEO’s base salaries in between the 50th to 75th percentile of the Company’s Peer Group for executives in comparable positions.

The Compensation Committee chose to keep annual base salaries for NEOs and other EMC members at the same level in 2015 as had been set in 2014, upon the recommendation of the CEO. The Compensation Committee agreed with the CEO that 2015 was an appropriate year to maintain the status quo, and noted that each member of the EMC had received base salary increases in at least 3 of the 5 years since 2010. The Compensation Committee also recognized that the long-term equity incentive awards from past years have delivered significant value to the Company’s executive management team, recognizing that the Company has performed in the top decile of its Peer Group with respect to 1-year, 3-year and 5-year TSR.

Annual Bonus Plan

The Western Alliance Bancorporation Annual Bonus Plan (“Annual Bonus Plan”) is designed to create a pay-for-performance environment and is intended to motivate and retain qualified employees by providing the potential for an annual cash or equity award based on the Company’s achievement of pre-determined performance criteria. The Annual Bonus Plan serves the Company’s compensation objective of rewarding executives for the attainment of short- and long-term financial performance goals. The 2014 Annual Bonus Plan for the Company, including performance targets, was filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

The Annual Bonus Plan is designed to provide market competitive payouts for the achievement of threshold, target and maximum performance goals. Establishment of the performance levels (threshold, target, and maximum) takes into account all factors that management and the Compensation Committee deem relevant, including market conditions and an assessment of a level of growth that is both aggressive and achievable for each performance criterion.

2014 Annual Bonus Determination:

The 2014 Annual Bonus Plan reflected the Company’s focus on creating stockholder value. The following criteria and weighting factors applied to the annual bonus for NEOs in 2014:

• Earnings Per Share	50%
• Organic Deposit Growth	10%
• Organic Loan Growth	10%
• Credit Quality	20%
• Quality Control	10%

The Company’s 2014 target goals and actual performance for each bonus component is provided below. The goals were above industry averages, and actual performance was at the top of the Peer Group.

Weight	Factor	Target	Actual	Weighted Percent
50%	Earnings per Share (1)	$1.38	$1.67	75.0%
10%	Organic Deposit Growth	10%	23.5%	15.0%
10%	Organic Loan Growth	10%	12.1%	12.1%
20%	Credit Quality – Net Charge Offs	<0.375%	(0.07 Net Recovery %)	30.0%
10%	Quality Control (2)	2/Satisfactory	Pass	10%
		Total % of Target Bonus Available		142.1%

(1)	The Earnings per Share calculation is determined pursuant to GAAP. EPS is adjusted for gain/loss on trust preferred valuation, merger charges, and mandated legal or regulatory changes.

(2)	Quality Control refers to the Company’s performance as reflected in regulatory examinations and internal audits.

Annual incentive compensation under the Annual Bonus Plan is expressed as a percentage of annual cash salary, and bonus targets, achievements and payouts are included as shown in the following table.

Name	Target (% of Actual Salary)	2014 Bonus Earned ($)	2014 Bonus Paid ($)	2014 Bonus Paid (as % of Target)
Sarver	100%	1,171,562	1,171,562	142%
Gibbons	65%	365,338	365,338	142%
Lundy	65%	341,413	341,413	142%
Wall	50%	254,651	254,651	142%
Cady	50%	251,473	251,473	142%

2015 Annual Bonus Determination:

At the recommendation of the CEO and senior management, and after reviewing the performance levels required for payout, the Compensation Committee approved the 2015 Annual Bonus Plan with the following criteria and weighting factors:

Weight	Factor	Target
40%	Earnings per Share	$1.80
20%	Organic Non-Interest Bearing Demand Deposit Growth	$200 million
10%	Organic Loan Growth	$840 million
10%	Credit Quality – Net Charge Offs	<0.25%
10%	Fee Revenue	$16 million
10%	Quality Control	2/Satisfactory

The 2015 Annual Bonus Plan, including performance targets, is filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Long-Term Equity Incentive Compensation

The Company considers long-term equity incentive compensation (“LTI”) critical to the alignment of executive compensation with stockholder value creation and an integral part of the Company’s overall executive compensation objectives. The Compensation Committee approves annual equity grants at its January meeting, except with respect to the CEO, whose annual grant is approved by the Board of Directors at its January meeting. The grant date for the annual equity grant is set during the week after the Company issues its earnings release for the prior fiscal year.

2014 LTI Determination:

The Compensation Committee continued to grant performance-based stock unit awards (“PSUs”) for Company executives in 2014. The Compensation Committee continues to believe that performance-based shares establish a meaningful connection between executive’s individual interests and the long term success of the Company, and once again required that 50% of the NEOs’ LTI be performance-based stock units in 2015. After considering information regarding market analysts’ expectations for the Peer Group and the Company and input from Mr. Sarver, the Committee approved the following cumulative EPS targets for the PSUs covering the 2014-2016 performance period:

•	0% vesting for below $3.99;

•	50% vesting for $3.99;

•	100% vesting for $4.57; and

•	200% vesting for $5.10 or above.

The vesting percentage for EPS values falling between $3.99 and $5.10 will be determined by linear interpolation. The Compensation Committee, in consultation with the CEO, determined that using EPS as the performance goal continued to be appropriate because it is the best measure of the Company’s success and ability to deliver value to shareholders. Reaching long-term EPS goals is critical to the Company’s business strategy, and the EPS targets are designed to deliver performance better than the Peer Group.

Each NEO is awarded a target number of PSUs; however, the actual number of shares of common stock received will depend on the Company’s 3-year cumulative EPS over the performance period. The PSUs will be forfeited, and the accounting expense reversed, if the established threshold performance goals are not achieved or in event of termination of employment that is not in connection with a Change in Control (as defined in the 2005 Stock Incentive Plan).

The CEO recommended the 2014 LTI grants for the NEOs be fewer shares than their 2013 LTI grants in order to account for the near doubling of the Company’s stock price; however, the CEO still wanted to reward executives for the Company’s success and to continue to link each executive’s compensation opportunity to the Company’s long-term growth. The Compensation Committee considered the CEO’s recommendation, and agreed that a strong equity grant is one of the best ways to retain executives who have contributed to the Company’s strong performance. Each of the NEOs received a combination of time-vesting restricted stock, vesting in equal parts on the second and third anniversary of the grant date (“RSAs”), and PSUs based on the same three-year cumulative EPS measures provided above, and in amounts commensurate with their position and responsibilities within the Company. At the recommendation of the Compensation Committee, in 2014 the Board granted Mr. Sarver 40,000 RSAs and 40,000 PSUs; Mr. Gibbons received 10,000 RSAs and 10,000 PSUs; Mr. Lundy received 8,000 RSAs and 8,000 PSUs and Messrs. Wall and Cady each received 6,700 RSAs and 6,700 PSUs.

2015 LTI Determination:

In 2015, the Compensation Committee increased the percentage of performance-based shares available to individual executives, and decided to add a performance component to all equity grants to executives with an annual bonus target of 65% of base salary or higher. After considering information regarding market analysts’ expectations for the Peer Group and the Company and input from Mr. Sarver, the Committee approved the following cumulative EPS targets for the PSUs covering the 2015-2017 performance period:

•	0% vesting for below $5.40;

•	50% vesting for $5.40;

•	100% vesting for $5.90; and

•	200% vesting for $6.40 or above.

The vesting percentage for EPS values falling between $5.40 and $6.40 will be determined by linear interpolation, and, other than the EPS targets, the 2015 PSUs have the same terms as the 2014 performance shares. Additionally, rather than time-vested restricted stock awards, the Compensation Committee approved a performance-based restricted stock award for Messrs. Sarver, Gibbons and Lundy that requires the Company to achieve an EPS target of $1.26 in 2015 before the award becomes eligible to vest on the second and third anniversaries of the grant.

Based on the Compensation Committee’s recommendation, in 2015, the Board granted Mr. Sarver 36,000 Performance-Based RSAs, and 40,000 PSUs. The remaining NEOs also received a combination of RSAs and PSUs based on the same three-year cumulative EPS measures provided above, and in amounts commensurate with their position and responsibilities within the Company. Mr. Gibbons received 9,000 Performance-Based RSAs and 10,000 PSUs; Mr. Lundy received 7,200 Performance-Based RSAs and 8,000 PSUs; and Messrs. Wall and Cady each received 6,000 RSAs and 6,700 PSUs. Similar to previous years, all RSAs vest in equal parts on the second and third anniversary of the grant date (and after the performance required for the Performance-Based RSAs has been certified by the Compensation Committee).

Executive Officer Stock Ownership Guidelines

The Board of Directors adopted Stock Ownership Guidelines in 2010, requiring the Company’s executive officers to own between 50,000 and 400,000 shares of the Company’s common stock, depending on their position and compensation level. Mr. Sarver is required to own no less than 400,000 shares. Messrs. Gibbons, Wall, Cady and Lundy are each required to own no less than 75,000 shares. Each NEO is in full compliance with these requirements.

The Company’s Insider Trading Policy and Stock Ownership Guidelines prohibit all executive officers from engaging in any hedging involving Company securities. In addition, the Stock Ownership Guidelines restrict the pledging of Company securities by all directors and executive officers (as defined by Section 16 of the Exchange Act). Additional details can be found in the discussion of Non-Employee Director Stock Ownership Guidelines on page 13.

Benefits and Perquisites

With limited exceptions, the Company offers executives the same basic benefit plans that are available to all full time employees (e.g., participation in our 401(k) Plan and group insurance plans for medical, dental, vision care and prescription drug coverage; basic life insurance; long term disability coverage; holidays; vacation, etc.), plus voluntary benefits that an executive may select and pay for (e.g., supplemental life insurance). The overall benefits philosophy is to focus on the provision of core benefits, with executives able to use their cash compensation to obtain such other benefits as they individually determine to be appropriate for their situations.

The Company believes in a compensation philosophy that deemphasizes benefits and perquisites for NEOs in favor of the leveraged compensation approach described above. Overall perquisites for NEOs continue to be minimal and limited to business-related functions and responsibilities. Please see footnote 3 to the Summary Compensation Table below for more information regarding perquisites offered to our NEOs.

Non-Qualified Deferred Compensation Plan

NEOs may voluntarily defer cash compensation as part of the Western Alliance Bancorporation Nonqualified 401(k) Restoration Plan (“Restoration Plan”). The Restoration Plan was adopted in order to allow the EMC members to defer a portion of their compensation because they face statutory limits under the Company’s 401(k) Plan. We believe the Restoration Plan is a cost-effective method of providing a market-competitive benefit to the NEOs. For more information on the Restoration Plan, including amounts deferred by the NEOs in 2014, see the Deferred Compensation Plan table and accompanying narrative below.

Change in Control Protections

In 2012, the Board adopted the Western Alliance Bancorporation Change in Control Severance Plan (“CIC Plan”) for EMC members. The CIC Plan provides for the payment of severance benefits upon a “double trigger” event. The double trigger means that cash payments occur only after the completion of a change in control and a qualifying separation from service, which includes either an involuntary termination or a voluntary resignation with good reason. Following a double trigger event, benefits are payable in a lump sum cash payment equal to two times the sum of the executive’s base salary and target annual bonus amount. Executives are also entitled to: (1) accrued benefits through the date of separation from service; (2) any earned but unpaid annual bonus from the prior year and a pro rata amount of the annual bonus for the year in which the separation from service occurs; and (3) continued Company subsidy for group health benefits for a period of up to 24 months following the executive’s separation from service. Receipt of these benefits is conditioned upon the executive signing a release of any claims against the Company. The CIC Plan does not provide a gross-up for excise or other taxes. Additional details can be found under the “Payments and Benefits upon Termination or Change in Control” section.

Benchmarking of Compensation

The Compensation Committee engaged the Consultant to prepare a competitive analysis of compensation for the Company’s top executive positions in 2014. The purpose of the competitive analysis was to help the Compensation Committee maintain executive compensation strategies that are competitive and to ensure that compensation is adequate to retain and motivate key executives.

The 2014 Peer Group included 17 banking organizations the Company used, in consultation with the Consultant, to analyze the NEOs’ compensation as compared to market practices. This group of banking companies was compiled by considering all banks with total assets within a range of approximately 0.7x to 2.0x the Company’s total assets, and with a commercial banking focus. For compensation purposes, the Committee uses a subset of the larger group of companies that the Company uses for purposes of comparing financial and stock performance.

The Company believed the Peer Group to be representative of those companies that are regional leaders in their markets and with which the Company competes for executive talent. The members of the Peer Group used in 2014 were:

• BankUnited, Inc.	• Old National Bancorp

• Boston Private Financial Holdings, Inc.	• PacWest Bancorp

• Cathay General Bancorp	• Pinnacle Financial Partners, Inc.

• Columbia Banking System, Inc.	• Texas Capital Bancshares, Inc.

• CVB Financial Corp.	• Trustmark Corporation

• First Financial Bancorp	• UMB Financial Corp.

• IBERIABANK Corporation	• Umpqua Holdings Corp.

• Investors Bancorp Inc.	• Valley National Bancorp

• Washington Federal, Inc.

The Compensation Committee believes that its executive officers should receive total compensation that is competitive with comparable employers in the financial services industry and closely aligned with both the Company’s short-term and long-term performance, while at the same time complying with applicable regulatory requirements. Since the Company competes nationally for executive talent, the Compensation Committee believes it is appropriate to generally target total direct compensation between the 50th to 75th percentile of the Peer Group. However, actual total direct compensation for executives may vary as necessary based on recommendations of the CEO, direction from the Board, performance of the Company or any subsidiary or division, individual performance, the experience level of individual executives, internal equity considerations, acquisition-related commitments, external market factors, and similar considerations.

Equity Compensation Plan Information

The following table provides information as of December 31, 2014, regarding outstanding options and shares reserved for issuance under the Company’s 2005 Stock Incentive Plan (its only plan).

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	216,854	$9.70	1,869,706
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	216,854	$9.70	1,869,706

Tax Considerations

Section 162(m) of the Code (“Section 162(m)”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company’s CEO and the three next highest compensated officers other than the CFO. Certain compensation is specifically exempt from the deduction limit to the extent that it exceeds $1 million during any fiscal year and is “performance-based,” as defined in Section 162(m). The Compensation Committee believes that it is generally in the Company’s interest to structure compensation to fall within the Section 162(m) deductibility limits. The Compensation Committee also believes, however, that it must maintain the flexibility to take actions that it deems to be in the best interests of the Company, but which may not qualify for tax deductibility under Section 162(m). The Compensation Committee considered the impact of the caps on the deductibility of compensation imposed by Section 162(m) in its design of executive compensation programs.

Furthermore, the Compensation Committee considered other tax and accounting provisions in developing the pay programs for the Company’s NEOs. These included special rules applicable to nonqualified deferred compensation arrangements under Code Section 409A and the accounting treatment of various types of equity-based compensation under FASB ASC Topic 718, as well as the overall income tax rules applicable to various forms of compensation. While the Company attempted to compensate executives in a manner that produced favorable tax and accounting treatment, its main objective was to develop fair and equitable compensation arrangements that appropriately reward executives for the achievement of short- and long-term performance goals.

Evaluation of Company Compensation Plans and Risk

The Compensation Committee engages in a comprehensive review of the Company’s employee incentive plans no less often than annually. In April 2014, the Compensation Committee met with the Company’s CFO and senior risk officers to discuss, evaluate and review all of the Company’s employee compensation plans. The Compensation Committee and senior risk officers identified potential risks posed to the Company and risk mitigating factors within the plans. Based on input regarding long-term and short-term risks to the Company, the Committee ensured the plans include guiding principles, limitations on eligibility, clawbacks and other features, as necessary, to focus employees on long-term value creation rather than short-term results. Based on its most recent review of the compensation plans, an evaluation of the amount of payments made and the number of employees eligible for each plan, and discussions with the Company’s senior risk officers regarding the potential risks and how those risks are limited for each plan, the Compensation Committee determined that none of the Company’s compensation programs are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement for filing with the SEC, and incorporated by reference into our Annual Report on Form 10-K.

Submitted by the Compensation Committee

Dr. James E. Nave (Chairman)

Marianne Boyd Johnson

William S. Boyd

Compensation Tables

Summary Compensation Table

The following table provides information concerning the compensation of the NEOs in each of the past three fiscal years in which each was an NEO. The column entitled “salary” discloses the amount of base salary paid to each NEO during the year, including amounts paid by the Company’s subsidiaries. The column entitled “Stock Awards” discloses the fair value of an award of stock measured in dollars and calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The column entitled “Non-Equity Incentive Plan Compensation” discloses payments made under the 2014 Western Alliance Bancorporation Annual Bonus Plan.

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert Sarver Chairman and Chief Executive Officer	2014 2013 2012	824,231 776,538 738,462	1,916,000 1,470,000 1,098,880	1,171,562 1,120,545 945,000	52,047 61,025 57,288	3,963,839 3,428,108 2,839,630
Dale Gibbons Executive Vice President and Chief Financial Officer	2014 2013 2012	395,426 358,761 344,596	479,000 367,500 242,400	365,338 258,845 218,295	28,871 338,586 25,350	1,268,636 1,323,692 830,641
James Lundy (4) Executive Vice President, Arizona Administration	2014 2013	369,531 326,146	383,200 245,000	341,413 235,314	54,276 48,790	1,139,299 855,250
Merrill Wall Executive Vice President and Chief Administrative Officer	2014 2013 2012	358,310 343,822 330,598	320,930 245,000 161,600	254,651 248,068 209,205	35,982 47,133 36,839	969,873 884,023 738,242
Gerald Cady Executive Vice President, California Administration	2014 2013 2012	353,839 342,453 328,933	320,930 245,000 161,600	251,473 247,080 208,373	48,904 46,814 32,295	975,146 881,347 731,201

(1)	Stock awards consist of restricted stock and performance-based stock units. The amounts represent the grant date fair value of the stock awards issued during the applicable fiscal year. For stock options, the grant date fair value per share is based on certain assumptions that we explain in footnote 10 “Stockholders’ Equity” to our financial statements, which are included in our Annual Report on Form 10-K for the year ending December 31, 2014. With respect to the performance-based stock units, the amounts disclosed represents the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718 at the target level of payout. The value of the 2014, 2013 and 2012 performance-based stock unit awards based on maximum performance as of the grant date was: Mr. Sarver – $1,916,000, $1,470,000 and $969,600; Mr. Gibbons – $479,000, $367,500 and $242,400; Mr. Lundy (2014 and 2013 only) – $383,200 and $245,000; Mr. Wall – $320,930, $245,000 and $161,600; and Mr. Cady – $320,930, $245,000 and $161,600. The Grants of Plan-Based Awards During 2014, Outstanding Equity Awards at Fiscal Year End and the Option Exercises and Stock Vested in 2014 tables include additional information with respect to all awards outstanding as of December 31, 2014.

Each participant who received a performance-based stock unit award was awarded a specific number of target units that will be earned by the participant at the end of a three-year performance period based on the Company’s cumulative EPS. Please refer to the “Long-Term Incentive Compensation” section of the CD&A in this Proxy Statement for more details regarding this equity program.

(2)	The Non-Equity Incentive Plan Compensation was fully payable as of December 31, 2014, and may not be deferred at the election of the NEO. The amounts reported in this column consist of earnings pursuant to the Annual Bonus Plan for the year indicated.

(3)	Components of the “All Other Compensation” column include premiums paid by the Company in 2014 with respect to life, disability, medical, dental and vision insurance for the benefit of the NEOs, and matching contributions made by the Company in 2014 to the NEOs’ health savings accounts, 401(k) Plan and/or the Restoration Plan, and perquisites.

Name	Insurance Premiums ($)	Registrant Contributions to 401(k) and Restoration Plans ($)(a)	Car Allowance ($)	Country Club Membership ($)	Total ($)
Sarver	11,644	28,403	12,000	—	52,047
Gibbons	4,817	12,054	12,000	—	28,871
Lundy	8,474	14,085	12,000	10,596	45,155
Wall	11,736	12,245	12,000	—	35,982
Cady	11,783	9,639	12,000	15,482	48,904

(a)	Pursuant to our 401(k) Plan, the Company matches 50% of the executive’s first 6% of compensation contributed to the plan. Each executive is fully vested in his contributions. Earnings are calculated based on employees’ election of investments, and distributions are made at the normal retirement date, termination of employment, disability or death. For information on the Company’s contributions to the Restoration Plan, see the Nonqualified Deferred Compensation Table and accompanying narrative below. In 2014, the Company also contributed up to $1,200 to an employee’s health savings account to encourage participation in the Company’s high-deductible health care plan, which contributions are not included in the amounts set forth in this column.

(4)	Mr. Lundy was not an NEO before 2013.

Pension Benefits for 2014

We do not offer any pension benefits for any of our employees.

Grants of Plan-Based Awards During 2014

The following table contains information about estimated payouts under non-equity incentive plans and long-term equity incentive awards made to each NEO during 2014. No stock options were granted to NEOs in 2014.

•	“ABP” is the annual incentive cash award payable pursuant to our 2014 Annual Bonus Plan.

•	“PSUs” are performance-based stock unit awards subject to performance-based vesting.

•	“RSAs” are restricted stock awards subject to time-based vesting.

For a more complete understanding of the table, please read the related narrative.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Awards ($)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Robert Sarver
ABP PSU RSA	1/28/14 1/28/14	—	824,231	1,195,135	—	40,000	80,000	40,000	—	—	1,916,000 958,000
Dale Gibbons
ABP PSU RSA	1/28/14 1/28/14	—	257,027	372,689	—	10,000	20,000	10,000	—	—	479,000 239,500
James Lundy
ABP PSU RSA	1/28/14 1/28/14	—	240,195	348,283	—	8,000	16,000	8,000	—	—	383,200 191,600
Merrill Wall
ABP PSU RSA	1/28/14 1/28/14	—	179,155	259,775	—	6,700	13,400	6,700	—	—	320,930 160,465
Gary Cady
ABP PSU RSA	1/28/14 1/28/14	—	176,919	256,533	—	6,700	13,400	6,700	—	—	320,930 160,465

Non-Equity Incentive Plan Awards (Columns 3-5) The amounts reported in these columns reflect threshold, target and maximum award amounts for fiscal year 2014 pursuant to the 2014 Western Alliance Bancorporation Annual Bonus Plan, which is a performance-based compensation plan adopted pursuant to the Western Alliance Bancorporation 2005 Stock Incentive Plan. The actual amounts earned by each NEO pursuant to such plan are set forth in the Non-Equity Incentive Compensation Column of the Summary Compensation Table.

Equity Incentive Plan Awards (Columns 6-8) The amounts reported in these columns reflect threshold, target and maximum award amounts for the 2014-2016 performance cycle pursuant to the PSUs issued as part of our 2014 annual equity awards. The actual amounts, if any, earned by each NEO pursuant to such awards are determined by the Compensation Committee at the end of the three-year performance cycle and are based on the Company’s cumulative EPS during the performance period. Threshold, target and maximum award amounts are payable upon achievement of a cumulative EPS of $3.99, $4.57 and $5.10, respectively. For more information regarding performance unit awards, please refer to the Long-Term Incentive Compensation section of the CD&A.

Stock Awards and Option Awards (Columns 9-11) The amounts reported in the 9th column reflect the number of shares underlying restricted stock awards that were granted as part of our 2014 annual equity awards and which vest 50% on the second and third anniversaries of the grant date. No options were granted in 2014.

Grant Date Fair Value (Column 12) In the case of PSUs issued as part of our 2014 annual equity awards, the grant date fair value is based on the maximum number of shares, which the Company currently estimates as a probable outcome of the market-based performance conditions. Depending on whether or to what extent the respective performance conditions are met, the number of shares for which the performance units are settled may range from zero to 200%.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning outstanding stock option awards and unvested RSAs and PSUs held by each NEO as of December 31, 2014. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award. For option awards, the table discloses the exercise price and the expiration date. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested. We computed the market value of stock awards by multiplying the closing market price of our stock at December 31, 2014 ($27.80), by the number of shares of unvested stock.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert Sarver	—	—	—	—	138,000	3,836,400	120,000 80,000	3,336,000 2,224,000
Dale Gibbons	30,000	—	7.61	1/30/16	32,500	903,500	30,000 20,000	834,000 556,000
James Lundy	—	—	—	—	23,000	639,400	20,000 16,000	556,000 444,800
Merrill Wall	20,000	—	7.61	3/1/16	21,700	603,260	20,000 13,400	556,000 372,520
Gary Cady	15,000	—	7.61	1/25/17	21,700	603,260	20,000 13,400	556,000 372,520

(1)	The options shown have seven-year terms, vesting in equal 25% increments on the first, second, third and fourth anniversaries of the applicable grant date.
(2)	Based on performance through the end of 2014, amounts shown represent the Company achieving maximum performance goals for the PSUs granted on January 29, 2013 and January 28, 2014, based on performance for the 2013-2015 performance period and 2014-2016 performance periods, respectively.

Options Exercised and Stock Vested in 2014

The following table provides information concerning exercises of stock options and the vesting of restricted stock during 2014 for each of the NEOs on an aggregate basis. The table reports the number of securities for which the options were exercised; the aggregate dollar value realized upon exercise of options (i.e., the market price on the exercise date, less the exercise price); the number of shares of stock that have vested; and the aggregate dollar value realized upon vesting of stock. For stock awards that vested in 2014, the aggregate dollar amount realized upon vesting was computed by multiplying the number of shares of stock by the market value of our common shares on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert Sarver	225,000	2,948,981	101,456	2,357,285
Dale Gibbons	43,000	366,688	28,059	652,429
James Lundy	42,500	540,133	15,000	346,350
Merrill Wall	15,000	130,199	15,000	346,350
Gary Cady	26,500	303,573	24,297	564,830

Nonqualified Deferred Compensation in 2014

The Company sponsors the Restoration Plan, a non-qualified deferred compensation plan available only to members of the EMC. The Restoration Plan became effective in 2006. Under the 401(k) Plan, there is a statutory limit on the amount of compensation that can be taken into consideration in determining participant contributions and the Company’s matching contributions. The Restoration Plan allows participants to contribute 6% of their base salary and bonus compensation payable under the Annual Bonus Plan, without regard to the statutory compensation limit, but offset by participant contributions actually made under the 401(k) Plan. The Company makes matching contributions of 50% of the deferred amount up to 3% of all compensation as offset by the amount of matching contributions made on the participant’s behalf under the 401(k) Plan.

The following table provides information with respect to the Restoration Plan. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts. The column “Executive Contributions in 2014” indicates the aggregate amount contributed to such plans by each NEO during 2014. In 2014, no NEO received preferential or above-market earnings on deferred compensation, and no withdrawals or distributions were made.

Name	Executive Contributions in 2014 ($)(1)	Registrant Contributions in 2014 ($)(2)	Aggregate Earnings in 2014 ($)	Aggregate Balance at 12/31/14 ($)
Robert Sarver	28,731	14,365	8,537	451,956
Dale Gibbons	9,795	4,897	1,657	93,101
James Lundy	12,981	6,490	2,095	116,099
Merrill Wall	10,800	5,400	1,345	77,560
Gary Cady	7,240	3,620	519	34,113

(1)	Amounts in this column are included in the Summary Compensation Table in the “Salary” column.
(2)	Amounts in this column are included in the Summary Compensation Table, in the “All Other Compensation” column, and as a portion of the “Registrant Contributions” column in footnote (3) to that table.

Potential Payments upon Termination or Change in Control

Termination Outside of a Change in Control

The Company does not currently have employment, severance or similar agreements or arrangements with any of its NEOs. The applicable award agreements under our 2005 Stock Incentive Plan provide that unvested stock options and RSAs are forfeited immediately upon termination of service for any reason. The stock option award agreements further provide that, if a recipient dies or his or her employment is terminated due to disability, all vested options must be exercised within 12 months after the date of death or termination. The award agreements further provide that if a recipient’s employment is terminated for any other reason (except termination for cause), he or she has 90 days from the date of termination to exercise all vested stock options. The PSU award agreements provide that stock units vest on a pro rata basis in the event of the death, termination due to disability, or qualified retirement of an executive prior to the vesting date of the award. On the applicable vesting date, the number of vested stock units is determined based on the number of days during the performance period that the executive was in service to the Company prior to such death, termination due to disability or qualified retirement.

Potential Payments upon Termination in the Event of a Change in Control

For all NEOs, change in control severance benefits are payable pursuant to the CIC Plan. Under the CIC Plan, benefits are payable to eligible executives, including NEOs, only if the plan’s double trigger requirements are satisfied, meaning that, in order to receive any of the following benefits, the executive’s employment must be terminated without cause or the executive must terminate his employment for good reason during the 24-month period following a Change in Control. A Change in Control is defined as:

•	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;

•	a sale of all or substantially all of the assets of the Company to another person or entity; or

•	any transaction, including a merger or reorganization, in which the Company is the surviving entity, which results in any person or entity other than persons who are stockholders or affiliates immediately prior to the transaction owning 50% or more of the combined voting power of all classes of stock of the Company.

Severance benefits under the CIC Plan consist of:

•	a single lump sum cash severance payment in an amount equal to the sum of (i) two times the executive’s base salary, and (ii) two times the executive’s target incentive bonus amount;

•	payment of any annual bonus that the executive earned in the prior year, but which was unpaid as of the executive’s separation from service;

•	payment of a pro rata amount of the executive’s target incentive bonus amount for the year in which the executive’s separation from service occurs, based on the number of days elapsed in the year; and

•	payment of the Company’s portion of the cost of continuing coverage under the Company’s group health benefit plan for the executive and the executive’s family for a period of up to 24 months.

The payment of benefits under the CIC Plan is conditioned upon the executive executing a general release in favor of the Company and is subject to the terms of the non-competition, non-solicitation and confidentiality covenants by and between the executive and the Company, pursuant to which the executive agreed not to disclose confidential Company information at any time and not to compete with the Company nor solicit our employees or customers for a period of one year following termination of employment. The Company may cancel benefits that are payable or seek to recover benefits previously paid if the executive does not comply with these provision or violates the release of claims. Payments may be delayed until six months after termination of employment if necessary to comply with Internal Revenue Code Section 409A.

Upon a termination of employment for cause, executives, including NEOs, are not eligible for severance benefits under our CIC Plan, with the exception of accrued benefits. For the purposes of the CIC Plan, “cause” means the executive’s (a) willful and continued failure to perform his material duties with the Company, or the commission of any activity constituting a violation or breach under any federal, state or local law or regulation applicable to the Company, (b) fraud, breach of fiduciary duty, dishonesty, misappropriation or other action that causes damage to the property or business of the Company, (c) repeated absences from work such that he executive is unable to perform his duties in all material respects, (d) admission or conviction of, or plea of nolo contendere to, any felony or other crime that adversely affect the Company’s reputation or the executive’s ability to carry out the obligations of his employment, (e) loss of any licenses or registration that is necessary for the executive to perform his duties, (f) failure to cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding or (g) act or omission in violation or disregard of the Company’s policies.

The 2005 Stock Incentive Plan provides for the treatment of outstanding options and shares of restricted stock upon the occurrence of a Change in Control. In the event of a Change in Control, unless the successor entity or a parent or subsidiary thereof has agreed in writing to assume or continue the Company’s outstanding stock options and restricted stock awards or to substitute new awards to replace such outstanding awards of the Company, then the outstanding stock options and unvested restricted stock awards will vest in full, and the Board of Directors may elect, in its sole discretion, either to provide that all stock options will be exercisable for a period of 15 days prior to, and contingent upon, the consummation of the Corporate Transaction or to cancel any outstanding options and restricted stock and pay, or cause to be paid, to the holder an amount in cash or securities having a value:

•	in the case of restricted stock, equal to the formula or fixed price per share paid to holders of shares of the Company’s common stock in connection with the Corporate Transaction, or

•	in the case of options, equal to the product of the number of shares of common stock subject to the option multiplied by the amount, if any, by which the formula or fixed price per share paid to holders pursuant to the Corporate Transaction exceeds the exercise price of the option.

For performance shares, the stock unit agreements provide for the treatment of outstanding performance based stock unit grants in the event of a Change in Control. In such an event, the vesting of the 2013, 2014 and 2015 performance shares shall be determined as follows:

•	The Company shall determine and the Compensation Committee shall certify an EPS value equal to three (3) multiplied by the average of the Company’s actual annualized EPS for the completed portion of the performance period. The vesting percentage determined by such EPS value shall be multiplied by the target number of stock units to determine the number of stock units, if any, which shall be deemed vested stock units as of the day immediately preceding the consummation of the Change in Control.

•	In the event the Company’s projected annualized EPS for the remainder of the performance Period is higher or lower than the Company’s actual annualized EPS for the completed portion of the performance period, the Compensation Committee may, in its discretion, adjust the EPS value to account for the Company’s projected performance.

In addition, pursuant to indemnification agreements entered into by the Company with certain of its directors and executive officers, in the event of a change of control of the Company, an independent party will be appointed to determine the rights and obligations of the indemnitee and the Company with regard to a particular proceeding, and the Company has agreed to pay the reasonable fees for such party. If there is a potential change in control, the agreement provides that, upon the request of an indemnitee, the Company will establish and fund a trust for payment of reasonably anticipated expenses, and that the trust cannot be revoked upon a change of control without the indemnitee’s consent. For more information regarding the indemnification agreements, see “Employment, Noncompetition and Indemnification Agreements” below.

Under the Restoration Plan, the Company’s matching contribution in the executive’s account (and all earnings thereon) will become 100% vested immediately (if not already vested): (1) upon a change in control of the Company; or (2) on the date the executive reaches age 65, the date of his disability, or the date he dies, if the executive is employed by the Company on any such date.

Assuming a change in control or other vesting event occurred on December 31, 2014, the vesting benefit pursuant to the Restoration Plan to each NEO would have been $451,956 for Mr. Sarver, $93,101 for Mr. Gibbons, $116,099 for Mr. Lundy, $77,560 for Mr. Wall, and $34,113 for Mr. Cady.

The table below reflects the amount of compensation that would have become payable to each of our NEOs under existing plans if the NEO’s employment had been involuntarily terminated or the NEO resigned for good reason immediately following a Change in Control on December 31, 2014. The actual amounts that would be paid upon a NEO’s termination of employment or in connection with a Change in Control can be determined only at the time of any such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the attained level of performance for performance units, and any additional agreements or arrangements we may enter into in connection with any change in control or termination of employment. For a more complete understanding of the table, please read the narrative disclosures that follow the table.

Name	Cash Severance ($)	Bonus($)	Option Awards ($)	Stock Awards($)	Welfare & Other Benefits ($)	Total ($)
Robert Sarver	3,320,000	1,171,562	—	9,396,400	19,921	13,907,883
Dale Gibbons	1,200,000	365,338	605,700	2,293,500	7,203	4,471,741
James Lundy	1,125,000	341,413	—	1,640,200	13,303	3,119,916
Merrill Wall	1,080,000	254,651	403,800	1,531,780	19,921	3,290,152
Gary Cady	1,080,001	251,473	302,850	1,531,780	19,921	3,186,025

Cash Severance (Column 2) The cash severance amount upon a change in control termination represents a lump sum payment equal to the sum of (i) two times the executive’s base salary as of December 31, 2014, and (ii) two times the executive’s the target incentive bonus amount under the 2014 Annual Bonus Plan.

Bonus (Column 3) The bonus amount represents the pro-rata payment of the annual bonus based on the number of days that the NEO was employed by the Company during the fiscal year. Because we have assumed that the applicable termination of employment occurred on the last day of our 2014 fiscal year, the amounts reported in this column represent the full annual bonus award payable to each NEO for 2014.

Option Awards (Column 4) For each share subject to an option whose vesting would be accelerated by a December 31, 2014 Change in Control, the value of stock options is determined by the excess of our common stock’s closing market price per share of $27.80 on December 31, 2014 and the option’s exercise price per share. The values set forth in this column reflect the fact that not all of the NEOs’ unvested stock options were “in the money” as of December 31, 2014.

Stock Awards (Column 5) The amounts reported represent the value that would have been attained upon the full vesting of all unvested restricted stock and performance share awards held by the NEO as of December 31, 2014. Amounts attributable to performance shares are based on the assumption for the 2013 performance share awards would have vested based on achievement of maximum performance. The value of each share of restricted stock and performance shares subject to accelerated vesting is equal to our common stock’s closing market price per share of $27.80 on December 31, 2014.

Welfare & Other Benefits (Column 6) The welfare benefits amount represents the employer portion of the premium paid on behalf of the NEO for continued coverage under the Company’s medical, dental and vision plans during the applicable severance period. Amounts are based on premiums paid on the executive’s behalf in 2014.

Employment, Noncompetition and Indemnification Agreements

Employment Agreements

The Company has not entered into employment agreements with any of its NEOs.

Noncompetition Agreements

On July 31, 2002, the Company entered into a Noncompetition Agreement with Mr. Sarver. The agreement is enforceable while Mr. Sarver is employed by the Company as a senior executive or is a member of its Board of Directors and for two years following the conclusion of such service. The agreement provides that, other than with the Company, Mr. Sarver will refrain from (a) engaging in the business of banking, either directly or indirectly, or from having an interest in the business of banking, in any state in which the Company engages in the business of banking; (b) soliciting any person then employed by the Company for employment with another entity engaged in the business of banking; or (c) diverting or attempting to divert from the Company any business of any kind in which the Company is engaged. The agreement does not prohibit passive ownership in a company engaged in banking that is listed or traded on the NYSE, American Stock Exchange or NASDAQ, so long as such ownership does not exceed 5%. In the event of a breach or threatened breach, the Company is entitled to obtain injunctive relief against the breaching party in addition to any other relief (including money damages) available to the Company under applicable law.

In consideration for the Company making certain executive officers, including the NEOs and the members of the EMC, eligible for the severance benefits provided pursuant to the Company’s CIC Plan, each executive is subject to the terms of certain non-competition, non-solicitation and confidentiality covenants by and between the executive and the Company, pursuant to which the executive agreed not to disclose confidential Company information at any time and not to compete with the Company nor solicit our employees or customers for a period of one year following termination of employment.

Indemnification Agreements

At the time of its initial public offering in 2005, the Company entered into indemnification agreements with Messrs. Boyd, Lundy, Sarver, Snyder, and Froeschle, Drs. Nagy and Nave and Ms. Johnson (“indemnitees”). These agreements provide contractual assurance of the indemnification authorized and provided for by the Certificate of Incorporation and Bylaws and the manner of such indemnification, regardless of whether the Certificate of Incorporation or Bylaws are amended or revoked, or whether the composition of the Board of Directors is changed or the Company is acquired. However, such limitation on liability would not apply to violations of the federal securities laws, nor does it limit the availability of non-monetary relief in any action or proceeding against a director. The Company’s Bylaws include provisions for indemnification of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such laws and is unenforceable.

Each agreement provides for the payment, in whole or in part, of expenses, judgments, fines, penalties, or amounts paid in settlement related to a proceeding implicating an indemnitee if that person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company’s best interests. With respect to criminal proceedings, the person must have had no reason to believe the relevant conduct was unlawful in order to obtain indemnification. Each agreement also provides for instances in which the Company will advance funds to the indemnitee and a related mechanism by which the Company may be reimbursed for such advances if it is ultimately found not obligated to indemnify the indemnitee in whole or in part. Further, the Company has agreed to pay for all expenses incurred by an indemnitee in his or her attempt to enforce the indemnification terms of his or her agreement, any other agreement or law, the Company’s Bylaws or its Certificate of Incorporation. The Company has also agreed to pay for all expenses incurred by an indemnitee in his or her attempt to seek recovery under any officers’ or directors’ liability insurance policies, without regard to the indemnitee’s ultimate entitlement to any such benefits.

Each agreement to indemnify is subject to a number of qualifications. For example, it does not apply to any proceeding instituted by a bank regulatory agency that results in an order assessing civil monetary penalties or requiring payments to the Company or instituted by an indemnitee against the Company or its directors or officers without the Company’s consent. Further, the Company’s obligations are relieved should it be determined by a judge or other reviewing party that applicable law would not permit indemnification. The Company is entitled to assert that the indemnitee has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Company to indemnify its directors and officers.

In the event of a change of control of the Company, each agreement provides for the appointment of an independent party to determine the rights and obligations of an indemnitee and the Company with regard to a particular proceeding, and the Company has agreed to pay the reasonable fees for such party. If there is a potential change in control, the agreement provides that, upon the request of an indemnitee, the Company will establish and fund a trust for payment of reasonably anticipated expenses, and that the trust cannot be revoked upon a change of control without the indemnitee’s consent.

Certain Transactions with Related Persons

The Company and its banking subsidiaries have engaged in, and in the future expect to engage in, banking transactions in the ordinary course of business with directors, officers, and principal stockholders of the Company and its subsidiaries (and their associates), including corporations, partnerships and other organizations in which such persons have an interest. See “Compensation Committee Interlocks and Insider Participation” on page 22 for more information on these banking transactions.

Other than such banking transactions, there has been one related person transaction since the beginning of fiscal 2014: the Company’s bank subsidiary purchased season tickets for the Phoenix Suns’ 2015-2016 season for a total amount of $417,693. Mr. Sarver is the managing partner of the entity which owns the Phoenix Suns NBA basketball team, and Mr. Hilton is a limited partner in the Phoenix Suns ownership group. The tickets are used for business development purposes.

Except as described in the previous paragraphs and except for the compensation arrangements and other arrangements described in “Executive Compensation” elsewhere in this proxy statement, there were no transactions during our fiscal year ended December 31, 2014 and there is not currently proposed any transaction or series of similar transactions to which we were or will be a party, in which the amount involved exceeded or will exceed $120,000 in which any director, any executive officer, any holder of 5% or more of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Certain Business Relationships

Mr. Sarver is one of three general partners in a limited partnership that holds certain commercial real estate in which Messrs. Hilton and Marshall are limited partners. This partnership is not related in any way to the Company’s operating or financial performance or the value of the Company’s shares. None of the directors, other than Mr. Sarver, is a managing or general partner in the limited partnership, nor do they have any other policy making role. Mr. Sarver also is the managing partner of the entity which owns the Phoenix Suns NBA basketball team. Mr. Hilton is a limited partner in the Phoenix Suns ownership group.

Mr. Sarver also serves as a director of Meritage Homes Corporation. Mr. Hilton is the Chairman and CEO of Meritage.

Mr. Boyd, a director of the Company, was the Chief Executive Officer of Boyd Gaming Corporation until 2008 and currently holds the position of Executive Chairman. Ms. Johnson, Mr. Boyd’s daughter, is also an executive officer and director of Boyd Gaming Corporation. Robert L. Boughner, a director of Western Alliance Bank and Boyd Gaming Corporation, is Executive Vice President and Chief Business Development Officer of Boyd Gaming Corporation. Director Snyder was the president of Boyd Gaming Corporation from January 1997 until March 2005.

Director Mack is currently a Managing Principal for Southwest Value Partners Enterprises, a private real estate investment firm in which Mr. Sarver holds a minority interest. With the exception of maintaining routine deposit accounts with the Company’s subsidiary banks, SVP does not do business or engage in any transactions with the Company. Mr. Sarver was an original founder and managing principal of SVP, but no longer serves in a managing or controlling capacity. Mr. Sarver is a member of SVP’s five-person underwriting committee. Directors Hilton and Marshall are currently or have in the past invested in one or more funds managed by SVP.

Policies and Procedures Regarding Transactions with Related Persons

In April 2008, the Board approved a Related Party Transactions Policy (“Policy”) that can be found in the Governance Documents section of the Investor Relations page of the Company’s website at www.westernalliancebancorp.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

The Policy applies only to specific transactions or arrangements with so-called related parties, which includes the Company’s directors, executive officers, beneficial owners of 5% of more of the Company’s voting securities, related entities, and immediate family members of the foregoing. In general, under the Policy, unless the transaction falls within the category of a pre-approved transaction, every transaction involving a related party that involves an amount greater than $10,000 must be reported to and approved by an appropriate party. For transactions involving amounts equal to or less than $120,000, the appropriate party is, with respect to related parties of Western Alliance Bancorporation, the Company’s CEO or Chairman of the Audit Committee, and with respect to related parties of a subsidiary of the Company, the subsidiary CEO or the CEO of the applicable division of the subsidiary. For transactions involving amounts greater than $120,000, the appropriate party is, with respect to related parties of Western Alliance Bancorporation, the Company’s Board of Directors or the Audit or Governance Committee, and with respect to related parties of a subsidiary, the Board of Directors of the subsidiary.

In accordance with Federal Reserve Board Regulation O, the Company’s bank subsidiary has adopted a formal policy governing any extensions of credit to any executive officer, director or significant stockholder of the bank or any affiliate. These policies require, among other things, that any such loan (1) be made on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable transactions with unrelated persons, (2) not involve more than the normal risk of collectability or present other unfavorable features for the bank, and (3) be approved by a majority of the bank’s full board of directors, without the direct or indirect participation of the interested person. Any transactions between the Company and an officer or director of the Company (or any of its affiliates), or an immediate family member of such an officer or director, falling outside the scope of these formal policies must be conducted at arm’s length. Any consideration paid or received by the Company in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances.

INDEPENDENT AUDITORS

Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed McGladrey LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2015, related internal controls over financial reporting. McGladrey LLP has served as the independent auditor for the Company since 1994. Representatives of McGladrey LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions posed by the stockholders.

Fees and Services

The following table shows the aggregate fees billed to the Company for professional services by McGladrey LLP for fiscal years 2014 and 2013.

	Fiscal Year 2014 ($)	Fiscal Year 2013 ($)
Audit Fees	747,000	595,000
Audit-Related Fees	33,000	27,000
Tax Fees	0	0
All Other Fees	39,000	132,000

Total	819,000	754,000

Audit Fees. Audit fees for both years include professional fees and costs associated with audits of consolidated financial statements and review of Form 10-K, and related items, and SAS 100 reviews of interim financial information and related Forms 10-Q. Audit fees for 2014 included professional fees and costs associated with the Company’s at-the-market offering program and related consent letters, and review of the Registration Statement on Form S-8. Audit fees for 2013 include fees associated with an SEC comment letter.

Audit-Related Fees. Audit-related fees include audits of an employee benefit plan.

All Other Fees. All other fees include regulatory compliance services and certain technology related consulting services for 2013 and organizational structure and benchmarking services in 2014.

The Audit Committee considered the compatibility of the non-audit-related services performed by and fees paid to McGladrey LLP in 2014 and determined that such services and fees are compatible with the independence of McGladrey LLP.

Audit Committee Pre-Approval Policy

The Audit Committee is required to pre-approve all audit and non-audit services provided by the Company’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, tax and other services provided by the independent auditors, which services are periodically reviewed and revised by the Committee. Unless a type of service has received general pre-approval under the policy or involves de minimis fees, the service will require specific approval by the Audit Committee. The Audit Committee may delegate to its Chairman the authority to pre-approve services of the independent auditors, provided that the Chairman must report any such approvals to the full Audit Committee at its next scheduled meeting. All Audit, Audit-Related, Tax and All Other Fees described above were approved by the Audit Committee before services were rendered.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth as of the Record Date, April 1, 2015, the record and beneficial ownership of the Company’s common stock by: (a) persons known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock; and (b) each director, director nominee and NEO. The ownership of all directors and executive officers (not just NEOs) as a group is provided at the bottom of the table.

The information contained herein has been obtained from the Company’s records and from information furnished to the Company by each person. An asterisk represents less than one percent of the class. The Company knows of no person who owns, beneficially or of record, either individually or with associates, more than 5% of the Company’s common stock, except as set forth below.

Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (#)	Percent of Class (2)
T. Rowe Price Associates, Inc. (3)	7,370,517
BlackRock, Inc. (4)	4,987,222
The Vanguard Group (5)	4,882,385
Lord, Abbett & Co. LLC (6)	4,683,213
Bruce Beach (7)
William S. Boyd (8)
Gary Cady (9)
Dale Gibbons (10)
Steven J. Hilton (11)
Marianne Boyd Johnson (12)
James Lundy (13)
Cary Mack (14)
Todd Marshall (15)
M. Nafees Nagy, M.D. (16)
James Nave, D.V.M. (17)
John P. Sande, III (18)
Robert G. Sarver (19)
Donald D. Snyder (20)
Sung Won Sohn (21)
Kenneth A. Vecchione (22)
Merrill Wall (23)

All directors and executive officers as a group (22 persons)

(1)	In accordance with the Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if such person has or shares voting power and/or investment power with respect to the shares, or has a right to acquire beneficial ownership at any time within 60 days from April 1, 2015. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Shares subject to outstanding stock options and warrants, which an individual has the right to acquire within 60 days of April 1, 2015 (“exercisable stock options” and “exercisable warrants,” respectively), are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class of stock owned by such individual or any group including such individual only. Beneficial ownership may be disclaimed as to certain of the securities. The business address of each of the executive officers and directors is One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Telephone: (602) 389-3500.
(2)	Percentage calculated on the basis of [ ] shares outstanding on April 1, 2015.
(3)	Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 11, 2015. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates’ address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)	Based on a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on February 2, 2015. BlackRock has sole voting power of 4,782,535 shares and sole dispositive power of 4,987,222 shares. BlackRock’s address is 40 East 52nd Street New York, NY 10022.
(5)	Based on a Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 10, 2015. Vangard has sole voting power of 104,389 shares, sole dispositive power of 4,784,096 shares, and shared dispositve power of 98,289 shares. Vanguard’s address is 100 Vanguard Blvd. Malvem, PA 19355.
(6)	Based on a Schedule 13G filed by Lord, Abbett & Co. LLC (“Lord Abbett”) on February 23, 2015. Lord Abbett has sole voting power of 4,411,869 shares and sole dispositive power of 4,683,213. Lord Abbett’s address is 90 Hudson Street Jersey City, NJ 07302.
(7)	Mr. Beach’s share ownership includes [ ] shares subject to exercisable stock options.
(8)	Mr. Boyd’s share ownership includes [ ] shares subject to exercisable stock options.
(9)	Mr. Cady’s share ownership includes [ ] shares subject to exercisable stock options, and [ ] shares held by his spouse.
(10)	Mr. Gibbons’ share ownership includes [ ] shares subject to exercisable stock options. Includes [ ] shares pledged or held in a margin account.
(11)	Mr. Hilton’s share ownership includes [ ] shares subject to exercisable stock options, [ ] shares held by a limited liability company, and [ ] shares held in children’s trust accounts.
(12)	Ms. Johnson’s share ownership includes [ ] shares subject to exercisable stock options and [ ] shares held by a limited partnership.
(13)	Mr. Lundy’s share ownership includes [ ] shares subject to exercisable stock options.
(14)	Mr. Mack’s share ownership includes [ ] shares subject to exercisable stock options and [ ] held by a limited liability company.
(15)	Mr. Marshall’s share ownership includes [ ] shares subject to exercisable stock options.
(16)	Dr. Nagy’s share ownership includes 0 shares subject to exercisable options.
(17)	Dr. Nave’s share ownership includes [ ] shares subject to exercisable stock options, [ ] shares held by a profit sharing plan, and [ ] held by his daughter.
(18)	Mr. Sande’s share ownership includes [ ] shares subject to exercisable stock options.
(19)	Mr. Sarver’s share ownership includes: (i) [ ] shares held by Mr. Sarver’s spouse over which he disclaims all beneficial ownership, (ii) [ ] shares held by Mr. Sarver’s children over which he disclaims all beneficial ownership, (iii) [ ] shares subject to exercisable stock options, (iv) [ ] shares held by a limited partnership, (v) [ ] shares held by a corporation. Includes [ ] shares pledged or held in a margin account.
(20)	Mr. Snyder’s share ownership includes [ ] shares subject to exercisable stock options.
(21)	Dr. Sohn’s share ownership includes 0 shares subject to exercisable stock options.
(22)	Mr. Vecchione’s share ownership consists of [ ] shares subject to exercisable stock options. Includes [ ] shares pledged or held in a margin account.
(23)	Mr. Wall’s share ownership includes [ ] shares subject to exercisable stock options.

ITEMS OF BUSINESS TO BE ACTED ON AT THE MEETING

Proposal No. 1. Election of Directors

Under the Company’s Certificate of Incorporation and Bylaws, the Board is divided into three classes, with approximately one-third of the directors standing for election each year. The terms of five Class I directors will expire at this year’s Annual Meeting. The Board nominated five individuals to be elected as Class I directors at the Annual Meeting. The five individuals listed below, all of whom are currently directors of the Company, are the nominees to be elected as Class I directors at the Annual Meeting. Proxies may not be voted for a greater number of persons than the number of nominees named.

The term for directors elected this year will depend on whether Proposal No. 2, relating to declassification of the Board, is approved by the stockholders at the Annual Meeting. If Proposal No. 2 is approved, each nominee who is elected shall serve for a one-year term expiring at the annual meeting of stockholders held in 2016. If Proposal No. 2 is not approved, the Board will remain classified and each nominee who is elected shall serve for a three-year term, as a Class I director, expiring at the annual meeting of stockholders held in 2018. Each of the nominees listed below has agreed to serve for a one- or three-year term, as necessary. If any director is unable to stand for election, the Board may, by resolution, provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director.

Vote Required. A nominee shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.

The Board of Directors unanimously recommends that the stockholders vote “FOR” all of the following nominees:

Bruce Beach

William S. Boyd

Steven J. Hilton

Marianne Boyd Johnson

Kenneth A. Vecchione

Biographical information about these nominees may be found beginning at page 7 of this proxy statement.

Proposal No. 2. Amendments to the Company’s Certificate of Incorporation to Declassify the Board, to Provide for the Annual Election of all Directors, and Removal of Directors Without Cause

The Board has determined, after careful consideration, that it is in the best interests of the Company and its stockholders to amend the Certificate of Incorporation to provide for the phased-in declassification of the Board culminating in the annual election of all directors. As part of the Board’s proposal to declassify the Board, the Board is also proposing that the stockholders approve an amendment to the Certificate of Incorporation to provide stockholders with the ability to remove directors not subject to classification without cause. Under Delaware corporate law, if a company has a classified board, stockholders’ ability to remove directors without cause may be limited. However, if a Delaware corporation does not have a classified board, Delaware corporate law specifies that the holders of a majority of shares entitled to vote at an election of directors are entitled to remove directors with or without cause. If this Proposal No. 2 is approved by the Company’s stockholders, the Board will then amend the Company’s Bylaws to provide for the phased-in declassification of the Board and the removal of directors not subject to classification with or without cause. The text of the proposed amendments to the Certificate of Incorporation contemplated by this Proposal No. 2 is attached as Annex A to these proxy materials.

Subsection (A) of Article SIXTH of the Certificate of Incorporation and Section 2.2 of Article II of the Bylaws provide that the Board be divided into three classes composed of directors each serving terms of office of three years. Under this system, approximately one-third of the directors stand for election each year, and the entire Board can be replaced in the course of three annual meetings.

Historically, the Board felt that the Board’s classified structure was advantageous in that it allowed for, among other things, continuity and stability in the pursuit of the Company’s business. The current trend in corporate governance, however, is leading away from classified boards in favor of appointing all directors annually. After the Board carefully reviewed relevant information and weighed the various considerations, it determined that the phased-in declassification of the Board over a three-year period was in the best interests of the Company and its stockholders.

The Board is now submitting a proposal to amend and restate the Certificate of Incorporation to phase out the classification of the Board, to provide instead for the annual election of directors, and to make such other conforming and technical changes to the Certificate of Incorporation as may be necessary or appropriate. Specifically, if this Proposal No. 2 is approved by the Company’s stockholders, the Certificate of Incorporation would provide for the annual election of directors beginning with the nominees to be elected at the Annual Meeting, provided however, that any director elected by the stockholders of the Company to a three-year term prior to such meeting may complete the term to which he or she has been elected and would thereafter be eligible, if nominated, for re-election for one-year terms at each annual meeting of stockholders. Directors elected following the Annual Meeting to fill newly created directorships resulting from an increase in the number of directors or any vacancies on the Board will serve until the next annual meeting. Beginning with the 2017 annual meeting, the declassification of the Board would be complete and all directors would be subject to annual election to one-year terms. As part of its proposal to amend and restate the Certificate of Incorporation to phase out the classification of the Board, the Board is also proposing that the Certificate of Incorporation be amended to permit stockholders to remove directors not subject to classification with or without cause, because under Delaware law, stockholders’ ability to remove directors without cause may be restricted if the corporation’s board is classified. If this Proposal No. 2 is approved by the Company’s stockholders, the Board will amend the Bylaws to provide for declassification and the removal of directors with or without cause.

If the proposed amendments are passed by our stockholders, they will become effective when the Company files the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware and amends the Bylaws, which the Company intends to do promptly following the Annual Meeting. If the Company’s stockholders do not approve the proposed amendments, the Board will remain classified and stockholders will only be able to remove directors for cause.

The general description of the proposed amendments to the Certificate of Incorporation set forth above is qualified in its entirety by reference to the text of the proposed amendments to the Certificate of Incorporation, which is attached as Annex A to these proxy materials. Additions to the Certificate of Incorporation are indicated by underlining and deletions are indicated by strike-outs.

Vote Required. This proposal to amend the Certificate of Incorporation must be approved by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors, voting together as a single class.

The Board of Directors unanimously recommends that the stockholders vote “FOR” this proposal to amend the Certificate of Incorporation to eliminate the Board’s classified structure, provide for the annual election of all directors and permit stockholders to remove directors with or without cause.

Proposal No. 3. Amendments to the Company’s Certificate of Incorporation to Provide Stockholders the Right to Call Special Meetings

The Board has determined, after careful consideration, that it is in the best interests of the Company and its stockholders to amend the Certificate of Incorporation to provide holders of at least 40% of the outstanding shares of the Company’s common stock the right, subject to the procedures and other requirements to be set forth in the Bylaws upon amendment, as described below, by the Board, to call special meetings of stockholders.

Subsection D of Article FIFTH of the Certificate of Incorporation and Section 1.3 of Article I of the Bylaws provide that special meetings of stockholders of the Company may be called only by the Board, the Chairman of the Board, the Chief Executive Officer, or the President. The Board recognizes and appreciates that the current trend in corporate governance is to empower stockholders to be able to call special meetings of stockholders. After the Board carefully reviewed relevant information as to the ongoing evolution of corporate governance practices and weighed the various considerations, it determined that providing stockholders with the right to call special meetings of stockholders was in the best interests of the Company and its stockholders. The Board is now submitting a proposal to amend and restate the Certificate of Incorporation to allow special meetings to be called by stockholders and to make such other conforming and technical changes to the Certificate of Incorporation as may be necessary or appropriate. Specifically, if this Proposal No. 3 is approved by the Company’s stockholders, the Certificate of Incorporation would be amended to provide that stockholders who beneficially own not less than 40% of the outstanding shares of common stock of the Company may, subject to certain procedures and other requirements to be set forth in the Bylaws, call special meetings of the stockholders. The Board believes that establishing an ownership threshold of at least 40% strikes an appropriate balance between enhancing the rights of stockholders and protecting against the risk that a small minority of stockholders could trigger a special meeting (and the resulting significant financial and administrative expense of holding a special meeting).

If this Proposal No. 3 is approved by the Company’s stockholders, the Board will adopt corresponding amendments to the Bylaws and make such other conforming and technical changes to the Bylaws as may be necessary or appropriate. The Bylaws, when amended, would detail ownership calculations and various timing and other mechanisms that are intended to minimize the risk of potential abuse and the cost and distraction that would result from multiple stockholder meetings being held in a short time period, or from multiple meetings being held to consider matters that have been substantially addressed in the recent past, that are slated to be substantially addressed in the near future or that are not properly within the scope of matters that may be acted on by stockholders. In addition, the bylaw amendments would establish a one-year continuous beneficial ownership requirement of an aggregate of forty percent (40%) of our common stock outstanding, measured on a “net long” basis. We believe this requirement will provide long-term stockholders with a meaningful right to require the Company to hold a special meeting without exposing the Company and its stockholders to unreasonable expense and disruption.

Generally, the “net long” determination of a stockholder’s beneficial ownership for the purpose of being qualified to request a special meeting would exclude shares that the stockholder has no power to vote and would reduce a stockholder’s ownership to the extent that such stockholder or certain related persons have hedged their investments in Company common stock through derivative securities, short-selling or similar behavior. The determination of a stockholder’s “net long” beneficial ownership of the Company’s common stock would be made by the Board in its good faith discretion. The bylaw amendments, if adopted, also would impose certain procedural requirements on stockholders seeking to exercise the right to request a special meeting, including the provision of the same information required for stockholder proposals at annual meetings of our stockholders.

If the proposed amendments to the Certificate of Incorporation are passed by our stockholders, they will become effective when the Company files the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware and amends the Bylaws, which the Company intends to do promptly following the Annual Meeting in the event this Proposal No. 3 should pass. If the Company’s stockholders do not approve the proposed amendments to the Certificate of Incorporation, stockholders will not be able to call special meetings of stockholders.

The general description of the proposed amendments to the Certificate and the Bylaws set forth above is qualified in its entirety by reference to the text of the proposed amendments to the Certificate and the Bylaws, which are attached as Annex B and Annex C, respectively, to these proxy materials. Additions to the Certificate and Bylaws are indicated by underlining and deletions are indicated by strike-outs. The terms and provisions of the amendments described herein are only summaries, and the Board encourages you to read the complete text of the bylaw amendments.

Vote Required. This proposal to amend the Certificate of Incorporation must be approved by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors, voting together as a single class.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the proposal to amend the Certificate of Incorporation to provide stockholders who beneficially own not less than 40% of the outstanding shares of common stock of the Company with the right, subject to certain requirements, to call special meetings of the stockholders.

Proposal No. 4. Advisory (Non-Binding) Vote on Executive Compensation

Section 14A of the Exchange Act requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation, no less than once every three years. Consistent with the desire of the Company’s stockholders expressed at the 2012 Annual Meeting of Stockholders to conduct the advisory vote on executive compensation annually, the Company has elected to provide for annual votes on executive compensation.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and other related tables and disclosures therein.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of the Company and its affiliates, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible interests of management and stockholders. Our Board of Directors believes that our compensation policies and practices achieve these objectives.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors and Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

Proposal No. 5. Ratification of Appointment of the Independent Auditor

The Audit Committee has appointed the firm of McGladrey LLP as the independent auditor to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2015 and the Company’s internal control over financial reporting as of December 31, 2015.

Representatives of McGladrey LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the meeting. Although stockholder ratification of the appointment of the Company’s independent auditor is not required by our bylaws or otherwise, we are submitting the selection of McGladrey LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for the Company.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of McGladrey LLP as the Company’s independent auditor.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. The Company prepares reports for such filings of its officers and directors based on information supplied by them. Based solely on its review of such information and written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2014, its officers and directors were in compliance with all applicable filing requirements.

ADDITIONAL INFORMATION

Stockholder Proposals for 2016 Annual Meeting

Any proposal which a stockholder wishes to have included in the Company’s proxy statement and form of proxy relating to its 2016 Annual Meeting of stockholders must be received by the Company in writing on or before the close of business on December 15, 2015 and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act, including the proof of ownership requirements of Rule 14a-8(b)(2), and Delaware law. Proposals must be addressed to the Corporate Secretary at the Company’s principal executive offices located at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004.

Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Governance Committee reviews all stockholder proposals and makes recommendations to the Board for actions on such proposals. For information on qualifications of director nominees considered by our Governance Committee, see the “Corporate Governance – Director Selection Process” section of this proxy statement.

In addition, under our Bylaws, any stockholder who intends to nominate a candidate for election to the Board or to propose any business at our 2016 Annual Meeting that is not to be included in the proxy statement, must give notice to our Corporate Secretary between January 20, 2016 and the close of business on February 19, 2016. The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to the Company’s stock. If the 2016 annual meeting is held more than 30 days from the anniversary of the 2015 Annual Meeting of stockholders, the stockholder must submit notice of any such nomination and of any such proposal that is not to be included in the proxy statement by the later of the 90th day before the 2016 Annual Meeting or the 10th day following the day on which the date of such meeting is first publicly announced. We will not entertain any proposals or nominations at the 2016 Annual Meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, the Company may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. The Company strongly encourages stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

Annual Report on Form 10-K

The Company has filed its Annual Report on Form 10-K for its 2014 fiscal year with the SEC, and a copy of the Annual Report on Form 10-K is enclosed with this proxy statement. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary, or from the website www.proxyvote.com.

Legal Proceedings

No director or executive officer of the Company is a party to any material pending legal proceedings or has a material interest in any such proceedings that is adverse to the Company or any of its subsidiaries.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements, and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement, or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, or Notices of Internet Availability of Proxy Materials or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or notify the Company by sending a written request to Western Alliance Bancorporation, One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attn: Corporate Secretary, or by calling (602) 389-3500.

Other Business

Except as described above, the Company knows of no business to come before the Annual Meeting. However, if other matters should properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the Proxy to vote in accordance with the determination of a majority of the Board of Directors on such matters.

BY ORDER OF THE

BOARD OF DIRECTORS

ROBERT G. SARVER

CHAIRMAN OF THE BOARD

Dated: April [    ], 2015

Annex A

SIXTH:	A. The number of directors shall be no fewer than one and shall be fixed in the manner in the manner provided for in the Bylaws. ~~The directors shall be divided into three classes with the term of office of the first class (Class I) to expire at the 2015 annual meeting of the stockholders; the term of office of the second class (Class II) to expire at the 2016 annual meeting of stockholders; the term of office of the third class (Class III) to expire at the 2017 annual meeting of stockholders; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation or removal of any director. Each director who is nominated for election as a director as of the date of the 2015 annual meeting of stockholders of the Corporation shall, if elected, hold office until the 2016 annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior resignation, removal from office or death.~~ Each director who was serving as a director as of the date of the 2015 annual meeting of stockholders and who was not nominated for election at such meeting shall hold office until the expiration of the term for which he or she has been elected and until his or her successor shall be elected and shall qualify, subject, however, to prior resignation, removal from office or death. At each annual meeting of stockholders after the date of the 2015 annual meeting of stockholders of the Corporation, each director who does not have a continuing term as provided in the foregoing sentence (and each director for whom such a continuing term has expired) shall, if nominated and elected, hold office until the annual meeting next succeeding his or her election and until his or her successor shall be elected and shall qualify, subject, however, to prior resignation, removal from office or death.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders ~~at which the term of office of the class to which they have been elected expires~~, and until their respective successors are elected, except in the case of the death, resignation or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director~~s, or the entire Board of Directors,~~ who was serving as a director as of the date of the 2015 annual meeting of stockholders, who was not nominated for election at such meeting and whose term continued beyond such meeting may be removed from office at any time prior to the expiration of the director’s term, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Each director who does not have a continuing term as provided in the foregoing sentence (and each director for whom such a continuing term has expired) may be removed with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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Annex B

FIFTH:	The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D. Special meetings of stockholders of the Corporation may be called ~~only~~ by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President and shall be called by the Board of Directors of the Corporation upon the written request of the stockholders of the Corporation holding no less than forty percent (40%) of the issued and outstanding shares of common stock of the Company, subject to and in compliance with the procedures and other requirements set forth in the Bylaws of the Corporation.

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Annex C

1.3 Special Meetings.

(a) Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President, for any purpose or purposes prescribed in the notice of the meeting and shall be held on such date and at such time as the Board may fix. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

(b) Subject to the provisions of this Section 1.3(b) and all other applicable sections of these Bylaws, a special meeting of stockholders shall be called by the Board of Directors of the corporation upon one or more written requests (each, a “Special Meeting Request” and collectively the “Special Meeting Requests”) of one or more persons who or which Net Long Beneficially Own(s) not less than 40% of the issued and outstanding shares of common stock of the Corporation (the “Requisite Percentage”) as of the time of such request and has or have had continuous Net Long Beneficial Ownership of at least the Requisite Percentage for a minimum of one full year prior to the date of submission of the Special Meeting Request. In determining whether a special meeting of stockholders has been requested by stockholders who or which Net Long Beneficially Own shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary of the corporation within sixty (60) days of the earliest dated Special Meeting Request.

(i) A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary of the corporation at the principal executive offices of the corporation. A Special Meeting Request shall be valid only if it is signed and dated as of the submission date by each stockholder of record submitting the Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Stockholder”), and includes:

(A) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting;

(B) in the case of any director nominations proposed to be presented at the special meeting, the information required by Section 2.15 of these Bylaws;

(C) in the case of any matter (other than a director nomination) proposed to be conducted at the special meeting, the information required by Section 1.10(b) of these Bylaws;

(D) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting;

(E) an agreement by the Requesting Stockholders to notify the corporation promptly in the event of (1) any disposition prior to the time of the special meeting of any shares included within any Requesting Stockholder’s Net Long Beneficial Ownership as of the date on which the Special Meeting Request was delivered to the Secretary and (2) any material change prior to the time of the special meeting in any Requesting Stockholder’s Net Long Beneficial Ownership;

(F) an acknowledgement that prior to the special meeting any disposition of shares of the corporation’s common stock included within any Requesting Stockholder’s Net Long Beneficial Ownership as of the date on which the Special Meeting Request was delivered to the Secretary shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that any decrease in the Requesting Stockholders’ aggregate Net Long Beneficial Ownership to less than the Requisite Percentage shall be deemed to be an absolute revocation of such Special Meeting Request; and

(G) documentary evidence that the Requesting Stockholders had Net Long Beneficial Ownership of the Requisite Percentage as of the date of delivery of the Special Meeting Request to the Secretary and for a minimum of one full year prior to the date of such delivery; provided, however, that if any of the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten (10) days after the date of delivery of the Special Meeting Request to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made had, together with any Requesting Stockholders who are beneficial owners, Net Long Beneficial Ownership of the Requisite Percentage as of the date of delivery of such Special Meeting Request to the Secretary and for a minimum of one full year prior to the date of such delivery. In addition, the Requesting Stockholders on whose behalf the Special Meeting Request is being made shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) business days prior to the date of the special meeting or any adjournment or postponement thereof, or, if there are fewer than ten (10) business days between the date of the special meeting and such adjourned or postponed meeting, then as of the date of the special meeting so adjourned or postponed, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for notice of and voting at the special meeting (in the case of an update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date of the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of an update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof) and (y) promptly provide any other information reasonably requested by the Corporation.

(ii) A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if:

(A) the Special Meeting Request does not comply with this Section 1.3(b);

(B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law or the corporation’s Certificate of Incorporation or these Bylaws;

(C) the Special Meeting Request is delivered during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting or (y) 30 days after the first anniversary of the date of the previous annual meeting;

(D) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, (1) was presented at an annual or special meeting of stockholders held not more than twelve (12) months before delivery of the Special Meeting Request or (2) is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within one hundred twenty (120) days of the receipt by the corporation of a Special Meeting Request;

(E) a proposed item of business involves the election or removal of directors or any similar matter (as determined in good faith by the Board of Directors, an “Election Item”) and any Election Item (1) was presented at an annual or special meeting of stockholders held not more than one hundred twenty (120) days before delivery of the Special Meeting Request or (2) is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within one hundred twenty (120) days of the receipt by the corporation of a Special Meeting Request; or

(F) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law.

For purposes hereof, the date of delivery of the Special Meeting Request shall be the first date on which valid Special Meeting Requests constituting the Requisite Percentage have been delivered to the Secretary of the corporation.

(iii) Special meetings of stockholders called pursuant to this Section 1.3(b) shall be held at such place, on such date, and at such time as the Board of Directors shall fix; provided, however, that the special meeting shall not be held more than one hundred twenty (120) days after receipt by the corporation of a valid Special Meeting Request.

(iv) The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the corporation at any time prior to the special meeting. If, following such revocation (or any deemed revocation pursuant to clause (F) of Section 1.3(b)(i)), there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage (or there are no unrevoked requests at all), the Board of Directors, in its discretion, may cancel the special meeting.

(v) If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business specified in the Special Meeting Request to be presented for consideration, the corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such business may have been received by the corporation.

(vi) Business transacted at any special meeting called pursuant to this Section 1.3(b) shall be limited to (A) the purpose(s) stated in a valid Special Meeting Request received from the Requesting Stockholders holding in the aggregate the Requisite Percentage and (B) any additional matters that the Board of Directors determines to include in the corporation’s notice of the special meeting.

(vii) For the purposes of this Section 1.3(b), the following definitions shall apply:

An “Affiliate” of a person shall mean another person that, directly or indirectly through one of more intermediaries, controls, is controlled by or is under common control with such person.

An “Associate” of a person shall mean (i) any corporation or organization (other than a majority-owned subsidiary of such person) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its parents or subsidiaries.

“Net Long Beneficial Ownership” (and its correlative terms), when used to describe the nature of a person’s ownership of common stock of the corporation, shall mean the shares of stock of the corporation that such person or, if such person is a nominee, custodian or other agent that is holding the shares on behalf of another person (the “beneficial owner”), that such beneficial owner would then be deemed to own pursuant to Rule 200(b) under the Exchange Act (as such Rule is in effect on the date on which the Bylaws are first amended to include this Section 1.3(b)), excluding, at any time, any shares as to which such stockholder or beneficial owner, as the case may be, does not then have the right to vote or direct the vote and excluding, at any time, any shares as to which such person or beneficial owner (or any Affiliate or Associate of such person or beneficial owner), as the case may be, had directly or indirectly entered into (or caused to be entered into) and not yet terminated a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares, and further subtracting from any person’s ownership of shares at any time such person’s (and such person’s Affiliates’ and Associates’) “short position” (as defined pursuant to Rule 14e-4(a) under the Exchange Act) (as such Rule is in effect on the date on which the Bylaws are first amended to include this Section 1.3(b)), all as the Board of Directors shall determine in good faith. The Board of Directors shall determine in good faith whether all requirements set forth in this Section 1.3(b) have been satisfied and such determination shall be binding on the corporation and its stockholders.

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